October 29, 2007

                   PROSPECTUS
                            First American Investment Funds, Inc.
                            ASSET CLASS - BOND FUNDS

SHORT & INTERMEDIATE
TAX FREE INCOME FUNDS

Class A and Class Y Shares

CALIFORNIA INTERMEDIATE TAX FREE FUND

COLORADO INTERMEDIATE TAX FREE FUND
INTERMEDIATE TAX FREE FUND
MINNESOTA INTERMEDIATE TAX FREE FUND
OREGON INTERMEDIATE TAX FREE FUND
SHORT TAX FREE FUND

As with all mutual funds, the Securities and Exchange Commission has not approved or disapproved the shares of these funds, or determined if the information in this prospectus is accurate or complete. Any statement to the contrary is a criminal offense.

(FIRST AMERICAN FUNDS LOGO)

                      FIRST AMERICAN INVESTMENT FUNDS, INC.
                   PROSPECTUS SUPPLEMENT DATED AUGUST 18, 2008

This information supplements the Short & Intermediate Tax Free Income Funds Prospectus of First American Investment Funds, Inc., dated October 29, 2007 (the "Prospectus"). This supplement and the Prospectus constitute a current Prospectus. To request a copy of the Prospectus, please call 800-677-FUND.

THE FOLLOWING REPLACES "POLICIES AND SERVICES--PURCHASING, REDEEMING, AND EXCHANGING SHARES--DETERMINING YOUR SHARE PRICE--CLASS A SHARES--PURCHASING CLASS A SHARES WITHOUT A SALES CHARGE" ON PAGE 14:

The following persons may purchase a fund's Class A shares at net asset value without a sales charge:

- directors, advisory board members, full-time employees and retirees of the advisor and its affiliates.

-    current and retired officers and directors of the funds.

-    full-time employees of any broker-dealer authorized to sell fund shares.

-    full-time employees of the fund's counsel.

- members of the immediate families of any of the foregoing (i.e., a spouse or domestic partner and any dependent children).

- persons who purchase the funds through "one-stop" mutual fund networks through which the funds are made available.

- persons participating in a fee-based program sponsored and maintained by a registered broker-dealer.

- trust companies and bank trust departments acting in a fiduciary, advisory, agency, custodial or similar capacity.

- persons who hold shares of a First American money market fund pursuant to an arrangement, which has subsequently terminated, under which the money market fund had served as a cash investment option for another mutual fund family, but only with respect to exchanges of those shares (including shares representing reinvested dividends) for shares of other First American funds.

-    group retirement and employee benefit plans.

You must notify the funds or your financial intermediary if you are eligible to purchase Class A shares without a sales charge.




                                                                     FAIF-S&ITAX

                      FIRST AMERICAN INVESTMENT FUNDS, INC.
                       SUPPLEMENT DATED SEPTEMBER 26, 2008
                      TO PROSPECTUS DATED OCTOBER 29, 2007

This information supplements the Short & Intermediate Tax Free Income Funds Prospectus of First American Investment Funds, Inc. ("FAIF"), dated October 29, 2007, as previously supplemented August 18, 2008 (the "Prospectus"). This supplement and the Prospectus constitute a current Prospectus. To request a copy of the Prospectus, please call 800-677-FUND.

The Board of Directors of FAIF has approved the merger of California Intermediate Tax Free Fund into California Tax Free Fund and the merger of Colorado Intermediate Tax Free Fund into Colorado Tax Free Fund. The mergers must be approved by the shareholders of California Intermediate Tax Free Fund and Colorado Intermediate Tax Free Fund, respectively. It is currently anticipated that proxy materials regarding the mergers will be distributed to shareholders sometime during the fourth quarter of 2008. Until the mergers are completed, California Intermediate Tax Free Fund and Colorado Intermediate Tax Free Fund will remain open for investment by both current and new shareholders.

                                                                   FAIF-S&ITAX#2

TABLE OF
CONTENTS

FUND SUMMARIES
    Objectives, Principal Investment Strategies, and
      Principal Risks                                                  2
    Fund Performance
         California Intermediate Tax Free Fund                         4
         Colorado Intermediate Tax Free Fund                           5
         Intermediate Tax Free Fund                                    6
         Minnesota Intermediate Tax Free Fund                          7
         Oregon Intermediate Tax Free Fund                             8
         Short Tax Free Fund                                           9
    Fees and Expenses                                                 10
MORE ABOUT THE FUNDS
    Investment Strategies and Other Investment Matters                12
POLICIES AND SERVICES
    Purchasing, Redeeming, and Exchanging Shares                      13
    Managing Your Investment                                          21
ADDITIONAL INFORMATION
    Management                                                        23
    Financial Highlights                                              25
FOR MORE INFORMATION                                          Back Cover

Fund Summaries

Introduction

          This section of the prospectus describes the objectives of the First American Short & Intermediate Tax Free Funds, summarizes the principal investment strategies used by each fund in trying to achieve its objective, and highlights the risks involved with these strategies. It also provides you with information about the performance, fees, and expenses of the funds.

          AN INVESTMENT IN THE FUNDS IS NOT A DEPOSIT OF U.S. BANK NATIONAL ASSOCIATION AND IS NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER
          GOVERNMENT AGENCY.

          THIS PROSPECTUS AND THE RELATED STATEMENT OF ADDITIONAL INFORMATION (SAI) DO NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY SHARES IN THE FUNDS, NOR SHALL ANY SUCH SHARES BE OFFERED OR SOLD TO ANY PERSON IN ANY JURISDICTION IN WHICH AN OFFER, SOLICITATION, PURCHASE, OR SALE WOULD BE UNLAWFUL UNDER THE SECURITIES LAWS OF SUCH JURISDICTION.


                              1
   PROSPECTUS - First American Short & Intermediate Tax Free Income Funds

Fund Summaries
Objectives, Principal Investment Strategies, and Principal Risks

This section summarizes the investment objectives and principal strategies and risks of investing in First American Short & Intermediate Tax Free Funds. California Intermediate Tax Free Fund, Colorado Intermediate Tax Free Fund, Minnesota Intermediate Tax Free Fund and Oregon Intermediate Tax Free Fund are referred to in this prospectus as "state-specific funds." You will find more specific information about each fund in the pages that follow.

INVESTMENT OBJECTIVES

The funds have the following investment objectives:

STATE-SPECIFIC FUNDS -- providing current income that is exempt from both federal income tax and from the income tax of the state specified in the fund's name, to the extent consistent with preservation of capital.

INTERMEDIATE TAX FREE FUND -- providing current income that is exempt from federal income tax to the extent consistent with preservation of capital.

SHORT TAX FREE FUND -- providing current income that is exempt from federal income tax to the extent consistent with preservation of capital.

PRINCIPAL INVESTMENT STRATEGIES

Under normal market conditions, each fund invests at least 80% of its net assets (plus the amount of any borrowings for investment purposes) in municipal securities that pay interest that is exempt from federal and, for the state-specific funds, applicable state income tax, including federal and, for the state-specific funds (except Oregon Intermediate Tax Free Fund), state alternative minimum tax.

Each fund normally may invest up to 20% of its net assets in taxable obligations, including obligations the interest on which is subject to federal and, for the state-specific funds (except Oregon Intermediate Tax Free Fund), applicable state alternative minimum tax.

Each fund may invest in:

- "general obligation" bonds;

- "revenue" bonds;

- participation interests in municipal leases; and

- zero coupon municipal securities.

Each fund invests mainly in securities that, at the time of purchase, are either rated investment grade or are unrated and determined to be of comparable quality by the fund's advisor. However, each fund may invest up to 20% of its total assets in securities that, at the time of purchase, are rated lower than investment grade or are unrated and of comparable quality (securities commonly referred to as "high-yield" securities or "junk bonds"). If the rating of a security is reduced or discontinued after purchase, the fund is not required to sell the security, but may consider doing so.

Each fund, other than Short Tax Free Fund, will attempt to maintain the weighted average maturity of its portfolio securities at 3 to 10 years under normal market conditions. Short Tax Free Fund will attempt to maintain the average effective duration of its portfolio securities at 3 1/2 years or less under normal market conditions. The fund's effective duration is a measure of how the fund may react to interest rate changes. See "More About the Funds" for a discussion of effective duration.

The fund may utilize futures contracts and options on futures contracts in an attempt to manage market risk, credit risk and yield curve risk, and to manage the effective maturity or duration of securities in the fund's portfolio. The fund may not use such instruments to gain exposure to a security or type of security that it would be prohibited by its investment restrictions from purchasing directly.

PRINCIPAL RISKS

The price and yield of each fund will change daily due to changes in interest rates and other factors, which means you could lose money. The principal risks of investing in these funds are described below:

Active Management Risk.   Each fund is actively managed and its performance
therefore will reflect in part the advisor's ability to make investment decisions which are suited to achieving the fund's investment objective. Due to its active management, a fund could underperform its benchmark or other mutual funds with similar investment objectives.

Call Risk.   Many municipal bonds may be redeemed at the option of the issuer, or "called," before their stated maturity date. In general, an issuer will call its bonds if they can be refinanced by issuing new bonds which bear a lower interest rate. The funds are subject to the possibility that during periods of falling interest rates, a municipal bond issuer will call its high-yielding bonds. A fund would then be forced to invest the unanticipated proceeds at lower interest rates, resulting in a decline in the fund's income.

Credit Risk.   Each fund is subject to the risk that the issuers of debt
securities held by the fund will not make payments on the securities. There is also the risk that an issuer could suffer adverse changes in financial condition that could lower the credit quality of a security. This could lead to greater volatility in the price of the security and in shares of the fund. Also, a change in the credit quality rating of a bond could affect the bond's liquidity and make it more difficult for the fund to sell. In adverse economic or other circumstances, issuers of lower rated securities are more likely to have difficulty making principal and interest payments than issuers of higher rated securities. When a fund purchases unrated securities, it will depend on the advisor's analysis of credit risk without the


                              2
   PROSPECTUS - First American Short & Intermediate Tax Free Income Funds

Fund Summaries
Objectives, Principal Investment Strategies, and Principal Risks continued

assessment of an independent rating organization, such as Moody's or Standard & Poor's.

Futures Risk.   The use of futures contracts exposes a fund to additional risks and transaction costs. Risks inherent in the use of futures contracts include: the risk that securities prices, index prices, or interest rates will not move in the direction that the advisor anticipates; an imperfect correlation between the price of the futures contract and movements in the prices of the securities being hedged; the possible absence of a liquid secondary market for any particular instrument and possible exchange imposed price fluctuation limits, either of which may make it difficult or impossible to close out a position when desired; leverage risk, which is the risk that adverse price movements in a futures contract can result in a loss substantially greater than the fund's initial investment in that futures contract; and the risk that the counterparty will fail to perform its obligations, which could leave the fund worse off than if it had not entered into the position. If a fund uses futures contracts and the advisor's judgment proves incorrect, the fund's performance could be worse than if it had not used these instruments.

High-Yield Securities Risk.   Each fund may invest in high-yield securities.
Although these securities usually offer higher yields than investment grade securities, they also involve more risk. High-yield securities may be more susceptible to real or perceived adverse economic conditions than investment grade securities. In addition, the secondary trading market may be less liquid. High-yield securities generally have more volatile prices and carry more risk to principal than investment grade securities.

Income Risk.   Each fund's income could decline due to falling market interest rates. This is because, in a falling interest rate environment, the funds generally will have to invest the proceeds from sales of fund shares, as well as the proceeds from maturing portfolio securities (or portfolio securities that have been called, see "Call Risk" above), in lower-yielding securities.

Interest Rate Risk.   Debt securities in the funds will fluctuate in value with
changes in interest rates. In general, debt securities will increase in value when interest rates fall and decrease in value when interest rates rise. Longer-term debt securities are generally more sensitive to interest rate changes. Each fund may invest in zero coupon securities, which do not pay interest on a current basis and which may be highly volatile as interest rates rise or fall.

Liquidity Risk.   Each fund is exposed to liquidity risk because of its
investment in high-yield securities. Trading opportunities are more limited for debt securities that have received ratings below investment grade. These features may make it more difficult to sell or buy a security at a favorable price or time. Consequently, these funds may have to accept a lower price to sell a security, sell other securities to raise cash, or give up an investment opportunity, any of which could have a negative effect on a fund's performance. Infrequent trading may also lead to greater price volatility.

Municipal Lease Obligations Risk.   Each fund may purchase participation
interests in municipal leases. These are undivided interests in a lease, installment purchase contract, or conditional sale contract entered into by a state or local government unit to acquire equipment or facilities. Participation interests in municipal leases pose special risks because many leases and contracts contain "non-appropriation" clauses that provide that the governmental issuer has no obligation to make future payments under the lease or contract unless money is appropriated for this purpose by the appropriate legislative body. Although these kinds of obligations are secured by the leased equipment or facilities, it might be difficult and time consuming to dispose of the equipment or facilities in the event of non-appropriation, and the fund might not recover the full principal amount of the obligation.

Non-Diversification Risk.   Each fund other than Intermediate Tax Free Fund and
Short Tax Free Fund is non-diversified fund. A non-diversified fund may invest a larger portion of its assets in a fewer number of issuers than a diversified fund. Because a relatively high percentage of the fund's assets may be invested in the securities of a limited number of issuers, the fund's portfolio may be more susceptible to any single economic, political or regulatory occurrence than the portfolio of a diversified fund.

Political and Economic Risks.   The values of municipal securities may be
adversely affected by local political and economic conditions and developments. Adverse conditions in an industry significant to a local economy could have a correspondingly adverse effect on the financial condition of local issuers. Other factors that could affect municipal securities include a change in the local, state, or national economy, demographic factors, ecological or environmental concerns, statutory limitations on the issuer's ability to increase taxes, and other developments generally affecting the revenue of issuers (for example, legislation or court decisions reducing state aid to local governments or mandating additional services). To the extent a fund invests in the securities of issuers located in a single state, it will be disproportionately affected by political and economic conditions and developments in that state. The value of municipal securities also may be adversely affected by future changes in federal or state income tax laws, including rate reductions, the imposition of a flat tax, or the loss of a current state income tax exemption.


                              3
   PROSPECTUS - First American Short & Intermediate Tax Free Income Funds

Fund Summaries
California Intermediate Tax Free Fund

FUND PERFORMANCE

The following illustrations provide you with information on the fund's volatility and performance. Of course, the fund's past performance (before and after taxes) is not necessarily an indication of how the fund will perform in the future.

The bar chart shows you how performance of the fund's Class A shares has varied from year to year. The performance of Class Y shares will be higher due to their lower expenses. Sales charges are not reflected in the chart; if they were, returns would be lower.

The table compares the performance for each share class of the fund over different time periods, before and after taxes, to that of the fund's benchmark index, which is a broad measure of market performance, and to an index of funds with similar investment strategies. The performance information reflects sales charges and fund expenses; the benchmark is unmanaged, has no expenses, and is unavailable for investment. For Class A shares, the table includes returns both before and after taxes. For Class Y shares, the table only includes returns before taxes. After-tax returns for Class Y shares will vary. After-tax returns are calculated using the historical highest individual federal marginal income tax rates and do not reflect the impact of state and local taxes. Actual after-tax returns depend on an investor's tax situation and may differ from those shown.

Both the chart and the table assume that all distributions have been reinvested. Performance reflects fee waivers in effect. If these fee waivers were not in place, performance would be reduced.

ANNUAL TOTAL RETURNS AS OF 12/31 EACH YEAR (CLASS A)(1)

                                  (BAR CHART)

       5.82%      (0.90)%      9.63%       4.47%       8.36%       3.74%       3.53%       2.35%       3.92%
       1998        1999        2000        2001        2002        2003        2004        2005        2006

     Best Quarter:
     Quarter ended  September 30, 2002     4.74%
     Worst Quarter:
     Quarter ended  June 30, 2004         (1.96)%

AVERAGE ANNUAL TOTAL RETURNS                                   Inception                                        Since
AS OF 12/31/06                                                      Date      One Year      Five Years      Inception
---------------------------------------------------------------------------------------------------------------------
California Intermediate Tax Free Fund
---------------------------------------------------------------------------------------------------------------------
  Class A (return before taxes)                                   8/8/97         1.55%           3.87%          4.36%
---------------------------------------------------------------------------------------------------------------------
  Class A (return after taxes on distributions)                                  1.46%           3.78%          4.31%
---------------------------------------------------------------------------------------------------------------------
  Class A (return after taxes on distributions and sale of
  fund shares)                                                                   2.35%           3.84%          4.31%
---------------------------------------------------------------------------------------------------------------------
  Class Y (return before taxes)                                   8/8/97         4.06%           4.52%          4.72%
---------------------------------------------------------------------------------------------------------------------
Lehman 7-Year Municipal Bond Index(2)
(reflects no deduction for fees, expenses, or taxes)                             3.98%           4.89%          5.13%
---------------------------------------------------------------------------------------------------------------------
Lipper California Intermediate Municipal Debt Funds Category
Average(3)
(reflects no deduction for sales charges or taxes)                               3.68%           3.94%          4.03%

(1)Total return for the period from 1/1/07 through 9/30/07 was 2.00%.

(2)An unmanaged index comprised of fixed-rate, investment-grade tax-exempt bonds with remaining maturities between six and eight years.

(3)Represents funds that invest primarily in municipal debt issues with dollar-weighted average maturities of five to ten years that are exempt from taxation in California. The since inception performance of the average is calculated from 8/31/97.


                              4
   PROSPECTUS - First American Short & Intermediate Tax Free Income Funds

Fund Summaries
Colorado Intermediate Tax Free Fund

FUND PERFORMANCE

The following illustrations provide you with information on the fund's volatility and performance. Of course, the fund's past performance (before and after taxes) is not necessarily an indication of how the fund will perform in the future.

The bar chart shows you how performance of the fund's Class A shares has varied from year to year. The performance of Class Y shares will be higher due to their lower expenses. Sales charges are not reflected in the chart; if they were, returns would be lower.

The table compares the performance for each share class of the fund over different time periods, before and after taxes, to that of the fund's benchmark index, which is a broad measure of market performance, and to an index of funds with similar investment strategies. The performance information reflects sales charges and fund expenses; the benchmark is unmanaged, has no expenses, and is unavailable for investment. For Class A shares, the table includes returns both before and after taxes. For Class Y shares, the table only includes returns before taxes. After-tax returns for Class Y shares will vary. After-tax returns are calculated using the historical highest individual federal marginal income tax rates and do not reflect the impact of state and local taxes. Actual after-tax returns depend on an investor's tax situation and may differ from those shown.

Both the chart and the table assume that all distributions have been reinvested. Performance reflects fee waivers in effect. If these fee waivers were not in place, performance would be reduced.

ANNUAL TOTAL RETURNS AS OF 12/31 EACH YEAR (CLASS A)(1)

                                  (BAR CHART)

       7.07%       5.44%      (1.58)%      8.52%       5.59%       8.70%       4.09%       2.98%       1.91%       3.61%
       1997        1998        1999        2000        2001        2002        2003        2004        2005        2006

     Best Quarter:
     Quarter ended  September 30, 2002     3.85%
     Worst Quarter:
     Quarter ended  June 30, 2004         (2.16)%

AVERAGE ANNUAL TOTAL RETURNS                                   Inception
AS OF 12/31/06                                                      Date      One Year      Five Years      Ten Years
---------------------------------------------------------------------------------------------------------------------
Colorado Intermediate Tax Free Fund
---------------------------------------------------------------------------------------------------------------------
  Class A (return before taxes)                                   4/4/94         1.32%           3.76%          4.35%
---------------------------------------------------------------------------------------------------------------------
  Class A (return after taxes on distributions)                                  1.19%           3.69%          4.30%
---------------------------------------------------------------------------------------------------------------------
  Class A (return after taxes on distributions and sale of
  fund shares)                                                                   2.35%           3.79%          4.33%
---------------------------------------------------------------------------------------------------------------------
  Class Y (return before taxes)                                   4/4/94         3.88%           4.39%          4.66%
---------------------------------------------------------------------------------------------------------------------
Lehman 7-Year Municipal Bond Index(2)
(reflects no deduction for fees, expenses, or taxes)                             3.98%           4.89%          5.22%
---------------------------------------------------------------------------------------------------------------------
Lipper Other States Intermediate Municipal Debt Funds
Category Average(3)
(reflects no deduction for sales charges or taxes)                               3.31%           4.19%          4.15%

(1)Total return for the period from 1/1/07 through 9/30/07 was 1.95%.

(2)An unmanaged index comprised of fixed-rate, investment-grade tax-exempt bonds with remaining maturities between six and eight years.

(3)Represents funds that invest primarily in municipal debt issues with dollar-weighted average maturities of five to ten years that are exempt from taxation on a specified state basis.


                              5
   PROSPECTUS - First American Short & Intermediate Tax Free Income Funds

Fund Summaries
Intermediate Tax Free Fund

FUND PERFORMANCE

The following illustrations provide you with information on the fund's volatility and performance. Of course, the fund's past performance (before and after taxes) is not necessarily an indication of how the fund will perform in the future.

The bar chart shows you how performance of the fund's Class A shares has varied from year to year. The performance of Class Y shares will be higher due to their lower expenses. Sales charges are not reflected in the chart; if they were, returns would be lower.

The table compares the performance for each share class of the fund over different time periods, before and after taxes, to that of the fund's benchmark index, which is a broad measure of market performance, and to an index of funds with similar investment strategies. The performance information reflects sales charges and fund expenses; the benchmark is unmanaged, has no expenses, and is unavailable for investment. For Class A shares, the table includes returns both before and after taxes. For Class Y shares, the table only includes returns before taxes. After-tax returns for Class Y shares will vary. After-tax returns are calculated using the historical highest individual federal marginal income tax rates and do not reflect the impact of state and local taxes. Actual after-tax returns depend on an investor's tax situation and may differ from those shown.

Both the chart and the table assume that all distributions have been reinvested. Performance reflects fee waivers in effect. If these fee waivers were not in place, performance would be reduced.

ANNUAL TOTAL RETURNS AS OF 12/31 EACH YEAR (CLASS A)(1)

                                  (BAR CHART)

       6.79%       5.38%      (1.46)%      8.84%       4.83%       9.02%       4.28%       2.95%       2.20%       3.85%
       1997        1998        1999        2000        2001        2002        2003        2004        2005        2006

     Best Quarter:
     Quarter ended  September 30, 2002     4.30%
     Worst Quarter:
     Quarter ended  June 30, 2004         (2.10)%

AVERAGE ANNUAL TOTAL RETURNS                                   Inception
AS OF 12/31/06(1)                                                   Date      One Year      Five Years      Ten Years
---------------------------------------------------------------------------------------------------------------------
Intermediate Tax Free Fund
---------------------------------------------------------------------------------------------------------------------
  Class A (return before taxes)                                 12/22/87         1.51%           3.95%          4.38%
---------------------------------------------------------------------------------------------------------------------
  Class A (return after taxes on distributions)                                  1.49%           3.91%          4.33%
---------------------------------------------------------------------------------------------------------------------
  Class A (return after taxes on distributions and sale of
  fund shares)                                                                   2.36%           3.96%          4.34%
---------------------------------------------------------------------------------------------------------------------
  Class Y (return before taxes)                                   2/4/94         4.01%           4.57%          4.70%
---------------------------------------------------------------------------------------------------------------------
Lehman 7-Year Municipal Bond Index(2)
(reflects no deduction for fees, expenses, or taxes)                             3.98%           4.89%          5.22%
---------------------------------------------------------------------------------------------------------------------
Lipper Intermediate Municipal Debt Funds Category Average(3)
(reflects no deduction for sales charges or taxes)                               3.52%           4.10%          4.57%

(1)Total return for the period from 1/1/07 through 9/30/07 was 2.07%.

(2)An unmanaged index comprised of fixed-rate, investment-grade tax-exempt bonds with remaining maturities between six and eight years.

(3)Represents funds that invest primarily in municipal debt issues with dollar-weighted average maturities of five to ten years.


                              6
   PROSPECTUS - First American Short & Intermediate Tax Free Income Funds

Fund Summaries
Minnesota Intermediate Tax Free Fund

FUND PERFORMANCE

The following illustrations provide you with information on the fund's volatility and performance. Of course, the fund's past performance (before and after taxes) is not necessarily an indication of how the fund will perform in the future.

The bar chart shows you how performance of the fund's Class A shares has varied from year to year. The performance of Class Y shares will be higher due to their lower expenses. Sales charges are not reflected in the chart; if they were, returns would be lower.

The table compares the performance for each share class of the fund over different time periods, before and after taxes, to that of the fund's benchmark index, which is a broad measure of market performance, and to an index of funds with similar investment strategies. The performance information reflects sales charges and fund expenses; the benchmark is unmanaged, has no expenses, and is unavailable for investment. For Class A shares, the table includes returns both before and after taxes. For Class Y shares, the table only includes returns before taxes. After-tax returns for Class Y shares will vary. After-tax returns are calculated using the historical highest individual federal marginal income tax rates and do not reflect the impact of state and local taxes. Actual after-tax returns depend on an investor's tax situation and may differ from those shown.

Both the chart and the table assume that all distributions have been reinvested. Performance reflects fee waivers in effect. If these fee waivers were not in place, performance would be reduced.

ANNUAL TOTAL RETURNS AS OF 12/31 EACH YEAR (CLASS A)(1)

                                  (BAR CHART)

       6.74%       5.34%      (1.26)%      8.75%       4.74%       8.23%       3.99%       3.02%       2.14%       3.90%
       1997        1998        1999        2000        2001        2002        2003        2004        2005        2006

     Best Quarter:
     Quarter ended  September 30, 2002     3.79%
     Worst Quarter:
     Quarter ended  June 30, 2004         (1.77)%

AVERAGE ANNUAL TOTAL RETURNS                                   Inception
AS OF 12/31/06                                                      Date      One Year      Five Years      Ten Years
---------------------------------------------------------------------------------------------------------------------
Minnesota Intermediate Tax Free Fund
---------------------------------------------------------------------------------------------------------------------
  Class A (return before taxes)                                  2/25/94         1.58%           3.76%          4.28%
---------------------------------------------------------------------------------------------------------------------
  Class A (return after taxes on distributions)                                  1.50%           3.69%          4.22%
---------------------------------------------------------------------------------------------------------------------
  Class A (return after taxes on distributions and sale of
  fund shares)                                                                   2.42%           3.77%          4.25%
---------------------------------------------------------------------------------------------------------------------
  Class Y (return before taxes)                                  2/25/94         4.08%           4.38%          4.58%
---------------------------------------------------------------------------------------------------------------------
Lehman 7-Year Municipal Bond Index(2)
(reflects no deduction for fees, expenses, or taxes)                             3.98%           4.89%          5.22%
---------------------------------------------------------------------------------------------------------------------
Lipper Other States Intermediate Municipal Debt Funds
Category Average(3)
(reflects no deduction for sales charges or taxes)                               3.31%           3.85%          4.19%

(1)Total return for the period from 1/1/07 through 9/30/07 was 1.61%.

(2)An unmanaged index comprised of fixed-rate, investment-grade tax-exempt bonds with remaining maturities between six and eight years.

(3)Represents funds that invest primarily in municipal debt issues with dollar-weighted average maturities of five to ten years that are exempt from taxation on a specified state basis.


                              7
   PROSPECTUS - First American Short & Intermediate Tax Free Income Funds

Fund Summaries
Oregon Intermediate Tax Free Fund

FUND PERFORMANCE

The following illustrations provide you with information on the fund's volatility and performance. Of course, the fund's past performance (before and after taxes) is not necessarily an indication of how the fund will perform in the future.

The bar chart shows you how performance of the fund's Class Y shares has varied from year to year. The performance of Class A shares will be lower due to their higher expenses.

The table compares the performance for each share class of the fund over different time periods, before and after taxes, to that of the fund's benchmark index, which is a broad measure of market performance, and to an index of funds with similar investment strategies. The performance information reflects sales charges and fund expenses; the benchmark is unmanaged, has no expenses, and is unavailable for investment. For Class A shares, the table includes returns before taxes. For Class Y shares, the table includes returns both before and after taxes. After-tax returns for Class A shares will vary. After-tax returns are calculated using the historical highest individual federal marginal income tax rates and do not reflect the impact of state and local taxes. Actual after-tax returns depend on an investor's tax situation and may differ from those shown.

Both the chart and the table assume that all distributions have been reinvested. Performance reflects fee waivers in effect. If these fee waivers were not in place, performance would be reduced.

ANNUAL TOTAL RETURNS AS OF 12/31 EACH YEAR (CLASS Y)(1,2)

                                  (BAR CHART)

       7.06%       5.36%      (1.50)%      8.76%       4.38%       8.61%       4.40%       2.89%       1.79%       3.43%
       1997        1998        1999        2000        2001        2002        2003        2004        2005        2006

     Best Quarter:
     Quarter ended  September 30, 2002     4.14%
     Worst Quarter:
     Quarter ended  June 30, 2004         (1.96)%

                                                                                                                          Since
AVERAGE ANNUAL TOTAL RETURNS                                Inception                                                   Inception
AS OF 12/31/06(2)                                                Date      One Year      Five Years      Ten Years      (Class A)
---------------------------------------------------------------------------------------------------------------------------------
Oregon Intermediate Tax Free Fund
  Class A (return before taxes)                                2/1/99         0.95%           3.57%            N/A          3.53%
---------------------------------------------------------------------------------------------------------------------------------
  Class Y (return before taxes)                              10/31/86         3.43%           4.20%          4.48%            N/A
---------------------------------------------------------------------------------------------------------------------------------
  Class Y (return after taxes on distributions)                               3.37%           4.12%          4.28%            N/A
---------------------------------------------------------------------------------------------------------------------------------
  Class Y (return after taxes on distributions and sale
  of fund shares)                                                             3.61%           4.15%          4.30%            N/A
---------------------------------------------------------------------------------------------------------------------------------
Lehman 7-Year Municipal Bond Index(3)
(reflects no deduction for fees, expenses, or taxes)                          3.98%           4.89%          5.22%          4.65%
---------------------------------------------------------------------------------------------------------------------------------
Lipper Other States Intermediate Municipal Debt Funds
Category Average(4)
(reflects no reduction for sales charges or taxes)                            3.31%           3.85%          4.19%          3.64%

(1)Total return for the period from 1/1/07 through 9/30/07 was 1.68%.

(2)Performance prior to 8/8/97 is that of Oregon Municipal Bond Trust Fund, a predecessor common trust fund. On 8/8/97, substantially all of the assets of Oregon Municipal Bond Trust Fund were transferred into Oregon Intermediate Tax Free Fund. The objectives, policies, and guidelines of the two funds were, in all material respects, identical. Oregon Municipal Bond Trust Fund's performance is adjusted to reflect Oregon Intermediate Tax Free Fund's Class Y share fees and expenses, before any fee waivers. Oregon Municipal Bond Trust Fund was not registered under the Investment Company Act of 1940 and therefore was not subject to certain investment restrictions that might have adversely affected performance.

(3)An unmanaged index comprised of fixed-rate, investment-grade tax-exempt bonds with remaining maturities between six and eight years.

(4)Represents funds that invest primarily in municipal debt issues with dollar-weighted average maturities of five to ten years that are exempt from taxation on a specified state basis. The since inception performance of the average is calculated from 1/31/99.


                              8
   PROSPECTUS - First American Short & Intermediate Tax Free Income Funds

Fund Summaries
Short Tax Free Fund

FUND PERFORMANCE

The following illustrations provide you with information on the fund's volatility and performance. Of course, the fund's past performance (before and after taxes) is not necessarily an indication of how the fund will perform in the future.

The bar chart shows you how performance of the fund's Class A shares has varied from year to year. The performance of Class Y shares will be higher due to their lower expenses. Sales charges are not reflected in the chart; if they were, returns would be lower.

The table compares the performance for each share class of the fund over different time periods, before and after taxes, to that of the fund's benchmark index, which is a broad measure of market performance, and to an index of funds with similar investment strategies. The performance information reflects sales charges and fund expenses; the benchmark is unmanaged, has no expenses, and is unavailable for investment. For Class A shares, the table includes returns both before and after taxes. For Class Y shares, the table only includes returns before taxes. After-tax returns for Class Y shares will vary. After-tax returns are calculated using the historical highest individual federal marginal income tax rates and do not reflect the impact of state and local taxes. Actual after-tax returns depend on an investor's tax situation and may differ from those shown.

Both the chart and the table assume that all distributions have been reinvested. Performance reflects fee waivers in effect. If these fee waivers were not in place, performance would be reduced.

ANNUAL TOTAL RETURNS AS OF 12/31 EACH YEAR (CLASS A)(1)

                                  (BAR CHART)

       2.25%       1.00%       0.79%       2.93%
       2003        2004        2005        2006

     Best Quarter:
     Quarter ended  September 30, 2004     1.55%
     Worst Quarter:
     Quarter ended  June 30, 2004         (1.37)%

AVERAGE ANNUAL TOTAL RETURNS                                      Inception                        Since
AS OF 12/31/06                                                         Date      One Year      Inception
--------------------------------------------------------------------------------------------------------
Short Tax Free Fund
--------------------------------------------------------------------------------------------------------
  Class A (return before taxes)                                    10/25/02         0.66%          1.65%
--------------------------------------------------------------------------------------------------------
  Class A (return after taxes on distributions)                                     0.66%          1.63%
--------------------------------------------------------------------------------------------------------
  Class A (return after taxes on distributions and sale of
  fund shares)                                                                      1.36%          1.79%
--------------------------------------------------------------------------------------------------------
  Class Y (return before taxes)                                    10/25/02         3.09%          2.36%
--------------------------------------------------------------------------------------------------------
Lehman 3-Year Municipal Bond Index(2)
(reflects no deduction for fees, expenses, or taxes)                                3.05%          2.36%
--------------------------------------------------------------------------------------------------------
Lipper Short Municipal Debt Funds Category Average(3)
(reflects no deduction for sales charges or taxes)                                  3.07%          2.90%

(1)Total return for the period from 1/1/07 through 9/30/07 was 2.55%.

(2)An unmanaged index comprised of fixed-rate, investment-grade tax-exempt bonds with remaining maturities between two and four years.

(3)Represents funds that invest primarily in municipal debt issues with dollar-weighted average maturities of less than three years. The since inception performance of the average is calculated from 10/31/02.


                              9
   PROSPECTUS - First American Short & Intermediate Tax Free Income Funds

Fund Summaries
Fees and Expenses

As an investor, you pay fees and expenses to buy and hold shares of the funds. You pay shareholder fees directly when you buy or sell shares. You pay annual fund operating expenses indirectly since they are deducted from fund assets. Fund shareholders also indirectly bear a portion of the expenses of each investment company in which the funds invest (the "acquired funds").

Management Fees, Distribution and/or Service (12b-1) Fees, and Other Expenses are based on each fund's most recently completed fiscal year, absent any expense reimbursements or fee waivers, restated to reflect current fees.

The tables below describe the fees and expenses that you may pay if you buy and hold shares of the funds.

------------------------------------------------------------------------------------------
SHAREHOLDER FEES(1)
(fees paid directly from your investment)                         Class A(2)      Class Y
------------------------------------------------------------------------------------------
  MAXIMUM SALES CHARGE (LOAD) IMPOSED ON PURCHASES
  (as a percentage of offering price)                                 2.25%           None
  MAXIMUM DEFERRED SALES CHARGE (LOAD)
  (as a percentage of original purchase price or redemption
  proceeds, whichever is less)                                        0.00%           None
----------------------------------------------------------------------------------------------

(1)An annual account maintenance fee of $50 may be charged under certain circumstances. See "Policies and Services -- Purchasing, Redeeming, and Exchanging Shares -- Additional Information on Purchasing, Redeeming, and Exchanging Shares -- Accounts with Low Balances."

(2)Investors may qualify for reduced sales charges. Investments of $1 million or more on which no front-end sales charge is paid may be subject to a contingent deferred sales charge.

ANNUAL FUND OPERATING EXPENSES
(expenses that are deducted from fund assets)
(as a percentage of average net assets)
----------------------------------------------------------------------------------------
                                                       Distribution and/or
                                        Management       Service (12b-1)         Other
CLASS A                                    Fees              Fees(1)            Expenses
----------------------------------------------------------------------------------------
  California Intermediate Tax Free
  Fund                                    0.50%               0.25%              0.50%
  Colorado Intermediate Tax Free
  Fund                                    0.50%               0.25%              0.61%
  Intermediate Tax Free Fund              0.50%               0.25%              0.27%
  Minnesota Intermediate Tax Free
  Fund                                    0.50%               0.25%              0.32%
  Oregon Intermediate Tax Free Fund       0.50%               0.25%              0.37%
  Short Tax Free Fund                     0.50%               0.25%              0.33%
----------------------------------------------------------------------------------------

ANNUAL FUND OPERATING EXPENSES
(expenses that are deducted from fun  (expenses that are deducted from fund assets)
(as a percentage of average net asse  (as a percentage of average net assets)
------------------------------------  -------------------------------------------------
                                       Total Annual
                                      Fund Operating       Less Fee            Net
CLASS A                                Expenses(2)       Waivers(1,3)     Expenses(1,3)
------------------------------------  -------------------------------------------------
  California Intermediate Tax Free
  Fund                                    1.25%              (0.55)%          0.70%
  Colorado Intermediate Tax Free
  Fund                                    1.36%              (0.51)%          0.85%
  Intermediate Tax Free Fund              1.02%              (0.27)%          0.75%
  Minnesota Intermediate Tax Free
  Fund                                    1.07%              (0.32)%          0.75%
  Oregon Intermediate Tax Free Fund       1.12%              (0.27)%          0.85%
  Short Tax Free Fund                     1.08%              (0.33)%          0.75%
----------------------------------------------------------------------------------------

(1)The distributor has contractually agreed to limit its Class A 12b-1 fees for each fund to 0.15% through October 31, 2008. In addition, the advisor has contractually agreed to reimburse an additional amount of Class A share 12b-1 fees equal to 0.15%, 0.10% and 0.10% of average daily net assets for California Intermediate Tax Free Fund, Intermediate Tax Free Fund and Minnesota Intermediate Tax Free Fund, respectively, through October 31, 2008.

(2)Total Annual Fund Operating Expenses are based on the funds' most recently completed fiscal year, absent any expense reimbursements or fee waivers, restated to reflect current fees.

(3)The advisor has contractually agreed to waive fees and reimburse other fund expenses through October 31, 2008, so that total annual fund operating expenses, after waivers by the advisor and the distributor, do not exceed 0.70% for California Intermediate Tax Free Fund, 0.75% for Intermediate Tax Free Fund, Minnesota Intermediate Tax Free Fund, and Short Tax Free Fund, and 0.85% for Colorado Intermediate Tax Free Fund and Oregon Intermediate Tax Free Fund. These fee waivers and expense reimbursements may be terminated at any time after October 31, 2008, at the discretion of the advisor. Prior to that time, such waivers and reimbursements may not be terminated without the approval of the funds' board of directors.


                              10
   PROSPECTUS - First American Short & Intermediate Tax Free Income Funds

Fund Summaries
Fees and Expenses CONTINUED

----------------------------------------------------------------------------------------------------------------------
                                                    Distribution and/or                   Total Annual
                                     Management       Service (12b-1)        Other       Fund Operating      Less Fee
CLASS Y                                 Fees               Fees             Expenses      Expenses(1)       Waivers(2)
----------------------------------------------------------------------------------------------------------------------
  California Intermediate Tax
  Free Fund                            0.50%               None              0.50%           1.00%             (0.30)%
  Colorado Intermediate Tax Free
  Fund                                 0.50%               None              0.61%           1.11%             (0.41)%
  Intermediate Tax Free Fund           0.50%               None              0.27%           0.77%             (0.07)%
  Minnesota Intermediate Tax Free
  Fund                                 0.50%               None              0.32%           0.82%             (0.12)%
  Oregon Intermediate Tax Free
  Fund                                 0.50%               None              0.37%           0.87%             (0.17)%
  Short Tax Free Fund                  0.50%               None              0.33%           0.83%             (0.23)%
----------------------------------------------------------------------------------------------------------------------

---------------------------------  -----------

                                       Net
CLASS Y                            Expenses(2)
---------------------------------  -----------
  California Intermediate Tax
  Free Fund                           0.70%
  Colorado Intermediate Tax Free
  Fund                                0.70%
  Intermediate Tax Free Fund          0.70%
  Minnesota Intermediate Tax Free
  Fund                                0.70%
  Oregon Intermediate Tax Free
  Fund                                0.70%
  Short Tax Free Fund                 0.60%
------------------------------------------------------------------------------------------------

(1)Total Annual Fund Operating Expenses are based on the funds' most recently completed fiscal year, absent any expense reimbursements or fee waivers.

(2)The advisor has contractually agreed to waive fees and reimburse other fund expenses through October 31, 2008, so that total annual fund operating expenses, after waivers, do not exceed 0.70% for California Intermediate Tax Free Fund, Colorado Intermediate Tax Free Fund, Intermediate Tax Free Fund, Minnesota Intermediate Tax Free Fund, and Oregon Intermediate Tax Free Fund, and 0.60% for Short Tax Free Fund. These fee waivers and expense reimbursements may be terminated at any time after October 31, 2008, at the discretion of the advisor. Prior to that time, such waivers and reimbursements may not be terminated without the approval of the funds' board of directors.

EXAMPLES These examples are intended to help you compare the cost of investing in each fund with the cost of investing in other mutual funds. It assumes that you invest $10,000 for the time periods indicated, that your investment has a 5% return each year, and that each fund's operating expenses remain the same. Although your actual costs and returns may differ, based on these assumptions your costs would be:

CLASS A                                                        One Year      Three Years      Five Years      Ten Years
---------------------------------------------------------------------------------------------------------------------------
  California Intermediate Tax Free Fund                          $  295         $    559         $   844       $  1,655
---------------------------------------------------------------------------------------------------------------------------
  Colorado Intermediate Tax Free Fund                            $  310         $    597         $   905       $  1,780
---------------------------------------------------------------------------------------------------------------------------
  Intermediate Tax Free Fund                                     $  300         $    516         $   750       $  1,421
---------------------------------------------------------------------------------------------------------------------------
  Minnesota Intermediate Tax Free Fund                           $  300         $    527         $   772       $  1,473
---------------------------------------------------------------------------------------------------------------------------
  Oregon Intermediate Tax Free Fund                              $  310         $    547         $   803       $  1,534
---------------------------------------------------------------------------------------------------------------------------
  Short Tax Free Fund                                            $  300         $    529         $   776       $  1,484

CLASS Y                                                        One Year      Three Years      Five Years      Ten Years
---------------------------------------------------------------------------------------------------------------------------
  California Intermediate Tax Free Fund                          $   72         $    289         $   523       $  1,197
---------------------------------------------------------------------------------------------------------------------------
  Colorado Intermediate Tax Free Fund                            $   72         $    312         $   572       $  1,315
---------------------------------------------------------------------------------------------------------------------------
  Intermediate Tax Free Fund                                     $   72         $    239         $   421       $    948
---------------------------------------------------------------------------------------------------------------------------
  Minnesota Intermediate Tax Free Fund                           $   72         $    250         $   443       $  1,002
---------------------------------------------------------------------------------------------------------------------------
  Oregon Intermediate Tax Free Fund                              $   72         $    261         $   466       $  1,057
---------------------------------------------------------------------------------------------------------------------------
  Short Tax Free Fund                                            $   61         $    242         $   438       $  1,004


                              11
   PROSPECTUS - First American Short & Intermediate Tax Free Income Funds

More About the Funds
Investment Strategies and Other Investment Matters

OBJECTIVES

The funds' objectives, which are described in the "Fund Summaries" section, may be changed without shareholder approval. If a fund's objective changes, you will be notified at least 60 days in advance. Please remember, there is no guarantee that any fund will achieve its objective.

INVESTMENT STRATEGIES

The funds' principal investment strategies are discussed in the "Fund Summaries" section. These are the strategies that the funds' investment advisor believes are most likely to be important in trying to achieve the funds' objectives. This section provides more information about some of the funds' principal and non-principal investment strategies. You should be aware that each fund may also use strategies and invest in securities that are not described in this prospectus, but that are described in the Statement of Additional Information
(SAI). For a copy of the SAI, call Investor Services at 800 677-FUND.

Investment Approach.   In selecting securities for the funds, fund managers
first determine their economic outlook and the direction in which inflation and interest rates are expected to move. In selecting individual securities consistent with this outlook, the fund managers evaluate factors such as credit quality, yield, maturity, liquidity, and portfolio diversification. In the case of Intermediate Tax Free Fund and Short Tax Free Fund, geographical diversification is also a factor. Fund managers conduct research on potential and current holdings in the funds to determine whether a fund should purchase or retain a security. This is a continuing process the focus of which changes according to market conditions, the availability of various permitted investments, and cash flows into and out of the funds.

Municipal Securities.   Municipal securities are issued to finance public
infrastructure projects such as streets and highways, schools, water and sewer systems, hospitals, and airports. They also may be issued to refinance outstanding obligations as well as to obtain funds for general operating expenses and for loans to other public institutions and facilities.

The funds may invest in municipal securities such as "general obligation" bonds, "revenue" bonds, and participation interests in municipal leases. General obligation bonds are backed by the full faith, credit, and taxing power of the issuer. Revenue bonds are payable only from the revenues generated by a specific project or from another specific revenue source. Participation interests in municipal leases are undivided interests in a lease, installment purchase contract, or conditional sale contract entered into by a state or local government unit to acquire equipment or facilities.

The municipal securities in which the funds invest may include refunded bonds and zero coupon bonds. Refunded bonds may have originally been issued as general obligation or revenue bonds, but become "refunded" when they are secured by an escrow fund, usually consisting entirely of direct U.S. government obligations and/or U.S. government agency obligations. Zero coupon bonds are issued at substantial discounts from their value at maturity and pay no cash income to their holders until they mature. When held to maturity, their entire return comes from the difference between their purchase price and their maturity value.

Effective Duration.   Short Tax Free Fund attempts to maintain the average
effective duration of its portfolio securities at 3 1/2 years or less under normal market conditions. Effective duration, one measure of interest rate risk, measures how much the value of a security is expected to change with a given change in interest rates. The longer a security's effective duration, the more sensitive its price to changes in interest rates. For example, if interest rates were to increase by one percentage point, the market value of a bond with an effective duration of three years would decrease by 3%, with all other factors being constant. However, all other factors are rarely constant. Effective duration is based on assumptions and subject to a number of limitations. It is most useful when interest rate changes are small, rapid, and occur equally in short-term and long-term securities.

Ratings.   The funds have investment strategies requiring them to invest in municipal securities that have received a particular rating from a rating service such as Moody's or Standard & Poor's. Any reference in this prospectus to a specific rating encompasses all gradations of that rating. For example, if the prospectus says that a fund may invest in securities rated as low as B, the fund may invest in securities rated B-.

Temporary Investments.   In an attempt to respond to adverse market, economic,
political, or other conditions, each fund may temporarily invest without limit in cash and in U.S. dollar-denominated high-quality money market instruments and other short-term securities, including securities which pay income that is subject to federal and state income tax. These investments may include money market funds advised by the funds' advisor. Because these investments may be taxable, and may result in a lower yield than would be available from investments with a lower quality or longer term, they may prevent a fund from achieving its investment objective.

Portfolio Turnover.   Fund managers may trade securities frequently, resulting,
from time to time, in an annual portfolio turnover rate of over 100%. Trading of securities may produce capital gains, which are taxable to shareholders when distributed. Active trading may also increase the amount of commissions or mark-ups to broker-dealers that the fund pays when it buys and sells securities. The "Financial Highlights" section of this prospectus shows each fund's historical portfolio turnover rate.

DISCLOSURE OF PORTFOLIO HOLDINGS

A description of the funds' policies and procedures with respect to the disclosure of each fund's portfolio securities is available in the funds' SAI.


                              12
   PROSPECTUS - First American Short & Intermediate Tax Free Income Funds

Policies and Services
Purchasing, Redeeming, and Exchanging Shares

GENERAL

You may purchase, redeem, or exchange shares of the funds on any day when the New York Stock Exchange (NYSE) is open, except that shares cannot be purchased by wire transfer on days that federally chartered banks are closed. Purchases, redemptions and exchanges may be restricted in the event of an early or unscheduled close of the NYSE.

The funds have authorized certain investment professionals and financial institutions ("financial intermediaries") to accept purchase, redemption, or exchange orders on their behalf. Your purchase or redemption price will be based on that day's net asset value (NAV) per share if your order is received by the funds or an authorized financial intermediary in proper form prior to the time the funds calculate their NAV. See "Additional Information on Purchasing, Redeeming and Exchanging Shares -- Calculating Net Asset Value" below. Contact your financial intermediary to determine the time by which it must receive your order to be assured same day processing. To make sure your order is in proper form, you must follow the instructions set forth below under "Purchase, Redemption and Exchange Procedures."

Some financial intermediaries may charge a transaction-based fee for helping you purchase, redeem or exchange shares or an asset-based fee. Contact your financial intermediary for more information. No such fee will be imposed if you purchase shares directly from the funds.

The funds may be offered only to persons in the United States. This prospectus should not be considered a solicitation or offering of fund shares outside the United States.

CHOOSING A SHARE CLASS

The funds issue their shares in two classes -- Class A and Class Y shares -- with each class having a different cost structure. As noted below, only certain eligible investors can purchase Class Y shares of the funds, whereas Class A shares are generally available to investors. You should decide which share class best suits your needs.

Eligibility to Invest in Class Y Shares

CLASS Y SHARES are offered to group retirement plans and to certain persons who are charged fees for advisory, investment, consulting or similar services by a financial intermediary or other service provider. Such persons may include, but are not limited to, individuals, corporations, and endowments.

Class Share Overview

                                       Contingent      Annual
                        Front-End       Deferred     12b-1 Fees
                       Sales Charge   Sales Charge   (as a % of
                          (FESC)         (CDSC)      net assets)
----------------------------------------------------------------
Class A                 2.25%(1)       0.00%(2)         0.25%
Class Y                  None           None           None
----------------------------------------------------------------

(1)The FESC is reduced for larger purchases. See "Determining Your Share
   Price -- Class A Shares" below.
(2)Class A share investments of $1 million or more on which no FESC is paid may be subject to a 1% CDSC.

Class Y shares are generally a better choice than Class A shares if you are eligible to purchase this share class.

DETERMINING YOUR SHARE PRICE

Class A Shares

Your purchase price for Class A shares is typically the net asset value of your shares, plus a front-end sales charge. Sales charges vary depending on the amount of your purchase. The sales charge you pay may differ slightly from the amount set forth below because of rounding that occurs in the calculation used to determine your sales charge.

                                 Sales Charge
                       ---------------------------------
                         As a %                 As a %
                           of                   of Net
                        Offering                Amount
Purchase Amount           Price                Invested
--------------------------------------------------------
Less than $50,000         2.25%                 2.30%
$50,000 - $99,999         2.00%                 2.04%
$100,000 - $249,999       1.75%                 1.78%
$250,000 - $499,999       1.25%                 1.27%
$500,000 - $999,999       1.00%                 1.01%
$1 million and over       0.00%                 0.00%

Reducing Your Sales Charge on Class A Shares. As shown in the preceding table, larger purchases of Class A shares reduce the percentage sales charge you pay. In determining whether you are entitled to pay a reduced sales charge, you may aggregate certain other purchases with your current purchase, as follows.

Prior Purchases. Prior purchases of Class A, Class B, and Class C shares of any First American Fund (except a money market fund) will be factored into your sales charge calculation. You will receive credit for the current net asset value of the other Class A, Class B, and Class C shares you hold at the time of your purchase, including shares held in individual retirement, custodial or personal trust accounts. For example, let's say you're making a $10,000 investment and you already own other First American Fund Class A shares that are currently valued at $45,000. You will receive credit for the current value of these shares and your sales charge will be based on a total purchase amount of $55,000. If the current net asset value of your shares is less than their original purchase price, you may receive credit for their original purchase price instead, but only


                              13
   PROSPECTUS - First American Short & Intermediate Tax Free Income Funds

Policies and Services
Purchasing, Redeeming, and Exchanging Shares  CONTINUED

if you provide a written request to the funds and provide them with the records necessary to demonstrate the shares' purchase price.

Purchases by Related Accounts. Concurrent and prior purchases by certain other accounts of Class A, Class B, and Class C shares of any First American Fund (except a money market fund) also will be combined with your purchase to determine your sales charge. The fund will combine purchases made by you, your spouse or domestic partner, and your dependent children when it calculates the sales charge, including purchases in individual retirement, custodial and personal trust accounts.

Letter of Intent. If you plan to invest $50,000 or more over a 13-month period in Class A, Class B, or Class C shares of any First American Fund except the money market funds, in the aggregate, you may reduce your sales charge for Class A purchases by signing a non-binding letter of intent. If you do not fulfill the letter of intent, you must pay the applicable sales charge. In addition, if you reduce your sales charge to zero under a letter of intent and then sell your Class A shares within 18 months of their purchase, you may be charged a contingent deferred sales charge of 1%. See "Class A Share Investments of Over $1 Million" below.

It is your responsibility to determine whether you are entitled to pay a reduced sales charge. The fund is not responsible for making this determination. To receive a reduced sales charge, you must notify the fund at the time of the purchase order that a quantity discount may apply to your current purchase. If you purchase shares by mail, you must notify the fund in writing. Otherwise, simply inform your financial intermediary or Investor Services if you are purchasing shares directly from the funds, and they will notify the fund.

You should provide your financial intermediary with information or records regarding any other accounts in which there are holdings eligible to be aggregated, including:

- all of your accounts at your financial intermediary.

- all of your accounts at any other financial intermediary.


- all accounts of any related party (such as a spouse or dependent child) held with any financial intermediary.

You should keep the records necessary to demonstrate the purchase price of shares held in these accounts since neither the fund and its transfer agent nor your financial intermediary may have this information.

More information on these ways to reduce your sales charge appears in the SAI.

Purchasing Class A Shares Without a Sales Charge. The following persons may purchase a fund's Class A shares at net asset value without a sales charge:

- directors, advisory board members, full-time employees and retirees of the advisor and its affiliates.
- current and retired officers and directors of the funds.

- full-time employees of any broker-dealer authorized to sell fund shares.

- full-time employees of the fund's counsel.

- members of the immediate families of any of the foregoing (i.e., a spouse or domestic partner and any dependent children).

- persons who purchase the funds through "one-stop" mutual fund networks through which the funds are made available.

- persons participating in a fee-based program sponsored and maintained by a registered broker-dealer.

- trust companies and bank trust departments acting in a fiduciary, advisory, agency, custodial or similar capacity.

- group retirement plans.

You must notify the funds or your financial intermediary if you are eligible to purchase Class A shares without a sales charge.

Reinvesting After a Redemption.   If you redeem Class A shares of a First
American Fund (except money market fund shares on which you have not paid a sales charge), you may reinvest in Class A shares of that fund or another First American fund within 180 days without a sales charge. To reinvest in Class A shares at net asset value (without paying a sales charge), you must notify the fund directly in writing or notify your financial intermediary.

Class A Share Investments of Over $1 Million. There is no initial sales charge on Class A share purchases of $1 million or more (including purchases that reach the $1 million level as a result of aggregating prior purchases and purchases by related accounts). However, your financial intermediary may receive a commission of up to 1% on your purchase. If such a commission is paid, you will be assessed a contingent deferred sales charge (CDSC) of 1% if you sell your shares within 18 months. The CDSC you pay may differ slightly from this amount because of rounding that occurs in the calculation used to determine your CDSC. To find out whether you will be assessed a CDSC, ask your financial intermediary.

The CDSC is based on the value of your shares at the time of purchase in the case of a partial redemption. If you redeem all of your shares, the CDSC is based on the value of your shares at the time of purchase or at the time of redemption, whichever is less. The charge does not apply to shares you acquired by reinvesting your dividend or capital gain distributions. To help lower your costs, Class A shares that are not subject to a CDSC will be redeemed first.

CDSCs on Class A share redemptions will be waived for:

- redemptions following the death or disability (as defined in the Internal Revenue Code) of a shareholder.

- redemptions that equal the minimum required distribution from an IRA or other retirement plan to a shareholder who has reached the age of 70 1/2.


                              14
   PROSPECTUS - First American Short & Intermediate Tax Free Income Funds

Policies and Services
Purchasing, Redeeming, and Exchanging Shares  CONTINUED

- redemptions through a systematic withdrawal plan, at a rate of up to 12% a year of your account's value. The systematic withdrawal limit will be based on the market value of your account at the time of each withdrawal.

- redemptions required as a result of over-contribution to an IRA plan.

Additional Information on Reducing Sales Charges. A link to information regarding the funds' Class A sales charge breakpoints is available on the funds' web site at www.firstamericanfunds.com.

Class Y Shares

Your purchase price for Class Y shares is their net asset value. This share class does not have a front-end sales charge or a CDSC.

12B-1 FEES

Each fund has adopted a plan pursuant to Rule 12b-1 under the Investment Company Act that allows each fund to pay the fund's distributor an annual fee for the distribution and sale of its shares and/or for services provided to shareholders. Class A shares of the funds pay shareholder servicing fees equal, on an annual basis, to 0.25% of average daily net assets. The funds do not pay 12b-1 fees on Class Y shares. Because 12b-1 fees are paid out of a fund's assets on an ongoing basis, over time these fees will increase the cost of your investment and may cost you more than paying other types of sales charges.

COMPENSATION PAID TO FINANCIAL INTERMEDIARIES

The funds' distributor receives any front-end sales charge or CDSC that you pay and any 12b-1 fees paid by the funds. From this revenue, the distributor will pay financial intermediaries for the services they provide. The funds' advisor and/or distributor may make additional payments to intermediaries from their own assets, as described below under "Additional Payments to Financial Intermediaries."

Sales Charge Reallowance

The distributor pays (or "reallows") a portion of the front-end sales charge on Class A shares to your financial intermediary, as follows:

                               Maximum Reallowance
                                    as a % of
Purchase Amount                  Purchase Price
----------------------------------------------------
Less than $50,000                     2.00%
$50,000 - $99,999                     1.75%
$100,000 - $249,999                   1.50%
$250,000 - $499,999                   1.00%
$500,000 - $999,999                   0.75%
$1 million and over                   0.00%

Sales Commissions

There is no initial sales charge on Class A share purchases of $1 million or more; however, your financial intermediary may receive a commission of up to 1% on your purchase.

12b-1 Fees

The funds' distributor uses the 12b-1 shareholder servicing fee to compensate financial intermediaries for administrative services performed on behalf of the intermediaries' customers. These intermediaries receive shareholder servicing fees of 0.25% of a fund's Class A share average daily net assets attributable to shares sold through them. For Class A shares, the distributor begins to pay shareholder servicing fees to these intermediaries immediately after you purchase shares. The intermediaries continue to receive these fees for as long as you hold fund shares.

Additional Payments to Financial Intermediaries

The advisor and/or the distributor may pay additional compensation to financial intermediaries out of their own legitimate profits in connection with the sale or retention of fund shares and/or in exchange for sales and/or administrative services performed on behalf of the intermediaries' customers. The amount of these payments may be significant, and may create an incentive for an intermediary or its employees or associated persons to recommend or sell shares of the funds to you. These payments are not reflected in the fees and expenses listed in the "Fund Summaries" section of the prospectus because they are not paid by the funds.

These payments are negotiated and may be based on such factors as the number or value of shares that the financial intermediary sells or may sell; the value of the assets invested in the funds by the intermediary's customers; reimbursement of ticket or operational charges (fees that an intermediary charges its representatives for effecting transactions in fund shares); lump sum payment for services provided; the type and nature of services or support furnished by the intermediary; and/or other measures as determined from time to time by the advisor and/or distributor.

The advisor and/or distributor may make other payments or allow other promotional incentives to financial intermediaries to the extent permitted by SEC and NASD rules and by other applicable laws and regulations. Certain intermediaries also receive payments in recognition of sub-accounting, recordkeeping or other services they provide to shareholders or plan participants who invest in the fund or other First American Funds through their retirement plan.

You can ask your financial intermediary for information about any payments it receives from the advisor and/or the distributor and from the funds, and any services your intermediary provides, as well as about fees and/or commissions your intermediary charges. You can also find more details about payments made by the advisor, and/or the distributor in the funds' SAI.


                              15
   PROSPECTUS - First American Short & Intermediate Tax Free Income Funds

Policies and Services
Purchasing, Redeeming, and Exchanging Shares  CONTINUED

PURCHASE, REDEMPTION, AND EXCHANGE PROCEDURES

To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each person who opens an account.

As a result, when you open an account, we will ask for your name, permanent street address, date of birth, and social security or taxpayer identification number. Addresses containing a P.O. Box only will not be accepted. We may also ask for other identifying documents or information.

Purchasing Class A Shares

You can become a shareholder in any of the funds by making the following minimum initial or additional investments.

                                Minimum      Minimum
                                Initial     Additional
ACCOUNT TYPES                  Investment   Investment
------------------------------------------------------
Uniform Gift to Minors Act
(UGMA)/
Uniform Transfers to Minors
Act (UTMA) accounts              $  500        $ 25
All other accounts               $1,000        $100

The funds have the right to waive these minimum investment requirements for shares offered through certain institutions and for employees of the funds' advisor and its affiliates. The funds also have the right to reject any purchase order.

By Phone. You can purchase shares by calling your financial intermediary, if they have a sales agreement with the funds' distributor. You can also place purchase orders of $100 or more by calling Investor Services at 800 677-FUND. Funds will be transferred electronically from your bank account through the Automated Clearing House (ACH) network. Before making a purchase by electronic funds transfer, you must submit a new account form to the funds and elect this option. Be sure to include all of your banking information on the form.

By Wire.   You can purchase shares by making a wire transfer from your bank.
Before making an initial investment by wire, you must submit a new account form to the funds. After receiving your form, a service representative will contact you with your account number and wiring instructions. Your order will be priced at the next NAV calculated after the funds' custodian receives your payment by wire. Before making any additional purchases by wire, you should call Investor Services at 800 677-FUND. You cannot purchase shares by wire on days when federally chartered banks are closed.

By Mail.   To purchase shares by mail, simply complete and sign a new account form, enclose a check made payable to the fund you wish to invest in, and mail both to:

REGULAR U.S. MAIL:         OVERNIGHT EXPRESS MAIL:
------------------------   ------------------------
First American Funds       First American Funds
P.O. Box 3011              615 East Michigan Street
Milwaukee, WI 53201-3011   Milwaukee, WI 53202

After you have established an account, you may continue to purchase shares by mailing your check to First American Funds at the same address.

Please note the following:

- All purchases must be drawn on a bank located within the United States and payable in U.S. dollars to First American Funds.

- Cash, money orders, cashier's checks in amounts less than $10,000, third-party checks, Treasury checks, credit card checks, traveler's checks, starter checks, credit cards, and any checks that are post dated will not be accepted.

- If a check or ACH does not clear your bank, the funds reserve the right to cancel the purchase, and you may be charged a fee of $25 per check or transaction. You could be liable for any losses or fees incurred by the fund as a result of your check or ACH transaction failing to clear.

By Systematic Investment Plan.   To purchase shares as part of a savings
discipline, you may add to your investment on a regular basis:

- by having $100 or more ($25 for a retirement plan or a Uniform Gifts to Minors Act/Uniform Transfers to Minors Act account) automatically withdrawn from your bank account on a periodic basis and invested in fund shares, or

- through automatic monthly exchanges of your fund into another First American fund of the same class.

You may apply for participation in either of these programs through your financial intermediary or by calling Investor Services at 800 677-FUND.

Redeeming Class A Shares

When you redeem shares, the proceeds are normally sent on the next business day, but in no event more than seven days, after your request is received in proper form.

By Phone.   If you purchased shares through a financial intermediary, simply call them to redeem your shares.

If you did not purchase shares through a financial intermediary, you may redeem your shares by calling Investor Services at 800 677-FUND. Proceeds can be wired to your bank account (if you have previously supplied your bank account information to the fund) or sent to you by check. The funds charge a $15 fee for wire redemptions. The funds have the right to waive this fee for shares redeemed through certain financial intermediaries and by certain individuals. Proceeds also can be sent directly to your bank or brokerage account via electronic funds transfer if your bank or brokerage firm is a member of the ACH network. Credit is usually available within 2-3 business days. The First American Funds reserve the right to limit telephone redemptions to $50,000 per account per day.

If you recently purchased your shares by check or through the ACH network, proceeds from the sale of those shares may not be available until your check or ACH payment has cleared,


                              16
   PROSPECTUS - First American Short & Intermediate Tax Free Income Funds

Policies and Services
Purchasing, Redeeming, and Exchanging Shares  CONTINUED

which may take up to 15 calendar days from the date of purchase.

By Mail.   To redeem shares by mail, send a written request to your financial intermediary, or to the fund at the following address:

REGULAR U.S. MAIL:         OVERNIGHT EXPRESS MAIL:
------------------------   ------------------------
First American Funds       First American Funds
P.O. Box 3011              615 East Michigan Street
Milwaukee, WI 53201-3011   Milwaukee, WI 53202

Your request should include the following information:

- name of the fund


- account number

- dollar amount or number of shares redeemed

- name on the account

- signatures of all registered account owners

Signatures on a written request must be guaranteed if:

- you would like redemption proceeds to be paid to anyone other than to the shareholder of record.

- you would like the redemption check mailed to an address other than the address on the fund's records, or you have changed the address on the fund's records within the last 30 days.

- your redemption request is in excess of $50,000.

- bank information related to an automatic investment plan, telephone purchase or telephone redemption is changed.

In addition to the situations described above, the funds reserve the right to require a signature guarantee in other instances based on the circumstances of a particular situation.

A signature guarantee assures that a signature is genuine and protects shareholders from unauthorized account transfers. Banks, savings and loan associations, trust companies, credit unions, broker-dealers, and member firms of a national securities exchange may guarantee signatures. Call your financial intermediary to determine if it has this capability. A notary public is not an acceptable signature guarantor.

Proceeds from a written redemption request will be sent to you by check unless another form of payment is requested.

By Wire.   You can call or write to have redemption proceeds sent to a bank account. See the policies for redeeming shares by phone or by mail. Before requesting to have redemption proceeds sent to a bank account, please make sure the funds have your bank account information on file. If the funds do not have this information, you will need to send written instructions with your bank's name and a voided check or savings account deposit slip. If the bank and fund accounts do not have at least one common owner, you must provide written instructions signed by all fund and bank account owners, and each individual must have their signature guaranteed.

By Systematic Withdrawal Plan.   If your account has a value of $5,000 or more,
you may redeem a specific dollar amount from your account on a regular basis. You may set up systematic withdrawals when you complete a new account form or by calling your financial intermediary.

You should not make systematic withdrawals if you plan to continue investing in a fund, due to sales charges and tax liabilities.

Exchanging Class A Shares

If your investment goals or your financial needs change, you may move from one First American Fund to another First American Fund. There is no fee to exchange shares.

Generally, you may exchange your shares only for the same class of shares of the other fund, with certain exceptions, including:

- You may exchange your Class A shares for Class Y shares of the same or another First American Fund if you subsequently become eligible to purchase Class Y shares.

- If you are no longer eligible to hold Class Y shares, you may exchange your shares for Class A shares at net asset value. Class A shares have higher expenses than Class Y shares.

Exchanges are made based on the net asset value per share of each fund at the time of the exchange. When you exchange your Class A shares of one of the funds for Class A shares of another First American Fund, you do not have to pay a sales charge.

Before exchanging into any fund, be sure to read its prospectus carefully. A fund may change or cancel its exchange policies at any time. You will be notified of any changes. The funds have the right to limit exchanges that are deemed to constitute short-term trading. See "Additional Information on Purchasing, Redeeming and Exchanging Shares -- Short-Term Trading of Fund Shares" below.

By Phone.   If both funds have identical shareholder registrations, you may exchange shares by calling your financial intermediary or by calling the funds directly at 800 677-FUND.

By Mail.   To exchange shares by written request, please follow the procedures under "Redeeming Class A Shares" above. Be sure to include the names of both funds involved in the exchange.

By Systematic Exchange Plan.   You may add to your investment on a regular basis
through automatic monthly exchanges of your fund into another First American fund of the same class. You may apply for participation in this program through your financial intermediary or by calling Investor Services at 800 677-FUND.

Purchasing, Redeeming, and Exchanging Class Y Shares

You may purchase or redeem shares by calling your financial intermediary. When purchasing shares, payment must be made


                              17
   PROSPECTUS - First American Short & Intermediate Tax Free Income Funds

Policies and Services
Purchasing, Redeeming, and Exchanging Shares  CONTINUED

by wire transfer, which can be arranged by your financial intermediary. You cannot purchase shares by wire on days when federally chartered banks are closed. The funds reserve the right to impose minimum investment amounts on clients of financial intermediaries that charge the funds or the advisor transaction or recordkeeping fees.

If the fund or an authorized financial intermediary receives your redemption request by 3:00 p.m. Central time, payment of your redemption proceeds will ordinarily be made by wire on the next business day. It is possible, however, that payment could be delayed by up to seven days.

Exchanging Class Y Shares.   If your investment goals or your financial needs
change, you may exchange your shares for Class Y shares of another First American Fund. Exchanges are made at the net asset value per share of each fund at the time of the exchange. There is no fee to exchange shares. If you are no longer eligible to hold Class Y shares, you may exchange your shares for Class A shares at net asset value. Class A shares have higher expenses than Class Y shares.

To exchange your shares, call your financial intermediary.

Before exchanging into any fund, be sure to read its prospectus carefully. A fund may change or cancel its exchange policies at any time. You will be notified of any changes. The funds have the right to limit exchanges that are deemed to constitute short-term trading. See "Additional Information on Purchasing, Redeeming and Exchanging Shares -- Short-Term Trading of Fund Shares" below.

Systematic Transactions   You may add to your investment, or redeem a specific
dollar amount from your account, on a regular, automatic basis through a systematic investment or withdrawal plan. You may also move from one First American Fund to another First America Fund of the same class on a regular basis through automatic monthly exchanges. You may apply for participation in these programs through your financial intermediary.

You should not make systematic withdrawals if you plan to continue investing in a fund, due to sales charges and tax liabilities.

ADDITIONAL INFORMATION ON PURCHASING, REDEEMING AND EXCHANGING SHARES

Calculating Net Asset Value

The funds generally calculate their NAV as of 3:00 p.m. Central time every day the New York Stock Exchange is open.

A fund's NAV is equal to the market value of its investments and other assets, less any liabilities, divided by the number of fund shares. Security valuations for the funds' investments are furnished by one or more independent pricing services that have been approved by the funds' board of directors. If market prices are not readily available for an investment or if the advisor believes they are unreliable, fair value prices may be determined in good faith using procedures approved by the funds' board of directors. Under these procedures, fair values are generally determined by a pricing committee appointed by the board of directors. The types of securities for which such fair value pricing might be required include, but are not limited to:

- Securities, including securities traded in foreign markets, where an event occurs after the close of the market in which such security principally trades, but before NAV is determined, that will affect the value of such security, or the closing value is otherwise deemed unreliable;

- Securities whose trading has been halted or suspended;

- Fixed-income securities that have gone into default and for which there is no current market value quotation; and

- Securities with limited liquidity, including certain high-yield securities or securities that are restricted as to transfer or resale.

Valuing securities at fair value involves greater reliance on judgment than valuing securities that have readily available market quotations. There can be no assurance that a fund could obtain the fair value assigned to a security if it were to sell the security at approximately the time at which the fund determines its NAV per share.

Short-Term Trading of Fund Shares

The funds discourage purchases and redemptions of their shares in response to short-term fluctuations in the securities markets. The funds' Board of Directors has adopted policies and procedures designed to detect and deter short-term trading in the funds' shares that may disadvantage long-term fund shareholders. These policies are described below. The funds will not knowingly accommodate trading in the funds' shares in violation of these policies. As discussed below, however, there is no guarantee that the funds will be able to detect such trading in all accounts. See "Omnibus Accounts" below. These policies do not apply to purchases and sales of fund shares by other First American Funds.

Risks Associated with Short-Term Trading.   Short-term trading in a fund's
shares, particularly in larger amounts, may be detrimental to long-term shareholders of the fund. Depending on various factors, including the size of a fund, the amount of assets the fund typically maintains in cash or cash equivalents, the dollar amount and number and frequency of trades, and the types of securities in which the fund typically invests, short-term trading may interfere with the efficient management of the fund's portfolio, increase the fund's transaction costs, administrative costs and taxes, and/or impact the fund's performance.

In addition, the nature of a fund's portfolio holdings may allow a shareholder engaging in a short-term trading strategy to take advantage of possible delays between the change in the value of a fund's portfolio holdings and the reflection of that change in the net asset value of the fund's shares. Such a delay may occur in funds that have significant investments in foreign securities, where the value of those securities is established some time before the fund calculates its own share price, or in funds that hold significant investments in small-cap securities, high-yield


                              18
   PROSPECTUS - First American Short & Intermediate Tax Free Income Funds

Policies and Services
Purchasing, Redeeming, and Exchanging Shares  CONTINUED

(junk) bonds and other types of investments that may not be frequently traded. This type of short-term trading is sometimes referred to as "arbitrage market timing," and there is the possibility that such trading may dilute the value of fund shares if redeeming shareholders receive proceeds (and buying shareholders receive shares) based upon net asset values which do not reflect appropriate fair value prices.

Short-Term Trading Policies.   The funds' advisor monitors trading in fund
shares in an effort to identify short-term trading activity that may disadvantage long-term shareholders. Only transactions that exceed a certain dollar threshold that has been determined to be potentially disruptive to the management of a fund are subject to monitoring. It is the policy of the funds to permit no more than one round trip by an investor during any 90-calendar-day period. A round trip is defined as a purchase into or redemption out of a fund (including purchases or redemptions accomplished by an exchange) paired with an opposite direction redemption out of or purchase into the same fund within 10 calendar days, in a dollar amount that exceeds the monitoring threshold. If the advisor determines that a shareholder has made more than one round trip during any 90-calendar-day period, the shareholder conducting such trading will, in less serious instances, be given an initial warning to discontinue such trading. In more serious instances (generally involving larger dollar amounts), or in the case of a second violation after an initial warning has been given, the shareholder may be temporarily or permanently barred from making future purchases into one or all of the funds or, alternatively, the funds may limit the amount, number or frequency of any future purchases and/or the method by which the shareholder may request future purchases (including purchases by an exchange or transfer between a fund and any other fund). In addition to the foregoing sanctions, the funds reserve the right to reject any purchase order at any time and for any reason, without prior written notice. The funds also reserve the right to revoke the exchange privileges of any person at any time and for any reason. In making determinations concerning the rejection of purchase orders and the revocation of exchange privileges, and in considering which sanctions to impose, the funds may consider an investor's trading history in any of the First American Funds, in non-First American mutual funds, or in accounts under a person's common ownership or control.

Certain transactions are not subject to the funds' short-term trading policies. These include transactions such as systematic redemptions and purchases; retirement plan contributions, loans and distributions (including hardship withdrawals); purchase transactions involving transfers of assets, rollovers, Roth IRA conversions and IRA re-characterizations; regular portfolio re-balancings in fee-based programs of registered investment advisors, financial planners and registered broker-dealers; and similar transactions.

Omnibus Accounts.   Fund shares are frequently held through omnibus account
arrangements, whereby a broker-dealer, investment advisor, retirement plan sponsor or other financial intermediary maintains an omnibus account with a fund for trading on behalf of its customers. The funds seek to apply their short-term trading policies and procedures to these omnibus account arrangements and will request that the intermediary provide individual account level detail (or participant level detail in the case of retirement plans) to the funds if more than one round trip in any 90 day period is detected at the omnibus or plan level and such round trips appear to be (a) attributable to an individual shareholder or plan participant and (b) potentially detrimental to the respective fund and its shareholders based on such factors as the time between transactions, the size of the transactions and the type of fund involved. If short-term trading is detected at the individual account or participant level, the funds will request that the financial intermediary take appropriate action to curtail the activity. If the financial intermediary does not take action, the funds will take such steps as are reasonably practicable to curtail the excessive trading, including terminating the relationship with the intermediary if necessary.

The funds have entered into shareholder information agreements with certain financial intermediaries pursuant to Rule 22c-2 of the Investment Company Act of 1940 under which the financial intermediaries have agreed to assist the funds in monitoring trading activity and enforcing the funds' short-term trading policies with respect to the financial intermediaries' customers.

Telephone Transactions

The funds and their agents will not be responsible for any losses that may result from acting on wire or telephone instructions that they reasonably believe to be genuine. The funds and their agents will each follow reasonable procedures to confirm that instructions received by telephone are genuine, which may include taping telephone conversations.

It may be difficult to reach the funds by telephone during periods of unusual market activity. If you are unable to reach the funds or their agents by telephone, please consider sending written instructions.

Accounts with Low Balances

If your account balance falls below $500, the funds reserve the right to either:

- deduct a $50 annual account maintenance fee, or

- close your account and send you the proceeds, less any applicable contingent deferred sales charge.

Before taking any action, however, you will be sent a written notice of the action they intend to take and give you 30 days to re-establish a minimum account balance of $500.

Redemption in Kind

Generally, proceeds from redemption requests will be paid in cash. However, to minimize the effect of large redemption requests on a fund and its remaining shareholders, if you redeem more than $250,000 of a fund's assets within a 30-day


                              19
   PROSPECTUS - First American Short & Intermediate Tax Free Income Funds

Policies and Services
Purchasing, Redeeming, and Exchanging Shares  CONTINUED

period, each fund reserves the right to pay part or all of the proceeds from a redemption request in a proportionate share of securities from the fund's portfolio instead of cash. In selecting securities for a redemption in kind, the advisor will consider the best interests of the fund and the remaining fund shareholders, and will value these securities in accordance with the pricing methods employed to calculate the fund's net asset value per share. If you receive redemption proceeds in kind, you should expect to incur transaction costs upon disposition of the securities received in the redemption. In addition, you will bear the market risk associated with these securities until their disposition.


                              20
   PROSPECTUS - First American Short & Intermediate Tax Free Income Funds

Policies and Services
Managing Your Investment

STAYING INFORMED

Shareholder Reports

Shareholder reports are mailed twice a year. They include financial statements and performance information, and, on an annual basis, a message from your portfolio managers and the report of independent registered public accounting firm.

In an attempt to reduce shareholder costs and help eliminate duplication, the funds will try to limit their mailings to one report for each address that lists one or more shareholders with the same last name. If you would like additional copies, please call Investor Services at 800 677-FUND.

Statements and Confirmations

Statements summarizing activity in your account are mailed quarterly. Confirmations generally are mailed following each purchase or sale of fund shares, but some transactions, such as systematic purchases and dividend reinvestments, are reported on your account statement. Generally, the funds do not send statements for shares held in a brokerage account or to individuals who have their shares held in an omnibus account, such as retirement plan participants. Please review your statements and confirmations as soon as you receive them and promptly report any discrepancies to your financial intermediary or to Investor Services at 800 677-FUND.

DIVIDENDS AND DISTRIBUTIONS

Dividends from a fund's net investment income are declared daily and paid monthly. Any capital gains are distributed at least once each year. If you place a purchase order or an exchange order for fund shares by the time the fund determines its NAV, you will begin to accrue dividends on the next business day.

Dividend and capital gain distributions will be reinvested in additional shares of the fund paying the distribution, unless you request that distributions be reinvested in another First American Fund or paid in cash. This request may be made on your new account form, by contacting your financial intermediary, or by calling Investor Services at 800 677-FUND. If you request that your distributions be paid in cash but those distributions cannot be delivered because of an incorrect mailing address, or if a distribution check remains uncashed for six months, the undelivered or uncashed distributions and all future distributions will be reinvested in fund shares at the current NAV.

TAXES

Some of the tax consequences of investing in the funds are discussed below. More information about taxes is in the SAI. However, because everyone's tax situation is unique, always consult your tax professional about federal, state, and local tax consequences.

Federal Taxes on Distributions

Each fund intends to meet certain federal tax requirements so that distributions of tax-exempt interest income may be treated as "exempt-interest dividends." These dividends are not subject to regular federal income tax. However, each fund may invest up to 20% of its net assets in municipal securities the interest on which is subject to the federal alternative minimum tax. Any portion of exempt-interest dividends attributable to interest on these securities may increase some shareholders' alternative minimum tax. The funds expect that their distributions will consist primarily of exempt-interest dividends. Intermediate Tax Free Fund's and Short Tax Free Fund's exempt-interest dividends generally will be subject to state or local income taxes.

Distributions paid from any interest income that is not tax-exempt and from any net realized capital gains will be taxable whether you reinvest those distributions or take them in cash. Distributions paid from taxable interest income will be taxed as ordinary income and not as "qualifying dividends" that are taxed at the same rate as long-term capital gains. Distributions of a fund's net long-term capital gains are taxable as long-term gains, regardless of how long you have held your shares.

Federal Taxes on Transactions

The sale of fund shares, or the exchange of one fund's shares for shares of another fund, will be a taxable event and may result in a capital gain or loss. The gain or loss will be considered long-term if you have held your shares for more than one year. A gain or loss on shares held for one year or less is considered short-term and is taxed at the same rates as ordinary income.

If, in redemption of his or her shares, a shareholder receives a distribution of securities instead of cash, the shareholder will be treated as receiving an amount equal to the fair market value of the securities at the time of the distribution for purposes of determining capital gain or loss on the redemption, and will also acquire a basis in the shares for federal income tax purposes equal to their fair market value.

The exchange of one class of shares for another class of shares in the same fund will not be taxable.

State Taxes on Distributions

A recent decision by the Kentucky Court of Appeals held that Kentucky's tax exemption of interest on its own bonds and its taxation of interest on the bonds of other states is illegal, and the United States Supreme Court has agreed to review the decision. Oral argument is scheduled for November 5, 2007. If the Supreme Court were to affirm the decision, there could be adverse implications for the tax treatment and market value of the bonds held by the funds. For additional information, please see "Taxation" in the SAI.


                              21
   PROSPECTUS - First American Short & Intermediate Tax Free Income Funds

Policies and Services
Managing Your Investment CONTINUED

California Income Taxation.   California Intermediate Tax Free Fund intends to
comply with certain state tax requirements so that dividends it pays that are attributable to interest on California municipal securities will be excluded from the California taxable income of individuals, trusts, and estates. To meet these requirements, at least 50% of the value of the fund's total assets must consist of obligations which pay interest that is exempt from California personal income tax. Exempt-interest dividends are not excluded from the California taxable income of corporations and financial institutions. In addition, dividends derived from interest paid on California municipal bonds (including securities treated for federal purposes as private activity bonds) will not be subject to the alternative minimum tax that California imposes on individuals, trusts, and estates.

Colorado Income Taxation.   Dividends paid by Colorado Intermediate Tax Free
Fund will be exempt from Colorado income taxes for individuals, trusts, estates, and corporations to the extent that they are derived from interest on Colorado municipal securities. In addition, dividends derived from interest on Colorado municipal securities (including securities treated for federal purposes as private activity bonds) will not be subject to the alternative minimum tax that Colorado imposes on individuals, trusts, and estates.

Minnesota Income Taxation.   Minnesota Intermediate Tax Free Fund intends to
comply with certain state tax requirements so that dividends it pays that are attributable to interest on Minnesota municipal securities will be excluded from the Minnesota taxable net income of individuals, estates, and trusts. To meet these requirements, at least 95% of the exempt-interest dividends paid by the fund must be derived from interest income on Minnesota municipal securities. A portion of the fund's dividends may be subject to the Minnesota alternative minimum tax. Exempt-interest dividends are not excluded from the Minnesota taxable income of corporations and financial institutions.

Oregon Income Taxation.   Dividends paid by Oregon Intermediate Tax Free Fund
will be exempt from Oregon income taxes for individuals, trusts and estates to the extent that they are derived from interest on Oregon municipal securities. Such dividends will not be excluded from the Oregon taxable income of corporations.


                              22
   PROSPECTUS - First American Short & Intermediate Tax Free Income Funds

Additional Information
Management

FAF Advisors, Inc. is the funds' investment advisor. FAF Advisors provides investment management services to individuals and institutions, including corporations, foundations, pensions, and retirement plans. As of September 30, 2007, FAF Advisors and its affiliates had more than $105 billion in assets under management, including investment company assets of more than $86 billion. As investment advisor, FAF Advisors manages the funds' business and investment activities, subject to the authority of the funds' board of directors.

Each fund pays the investment advisor a monthly management fee for providing investment advisory services. The table below reflects management fees paid to the investment advisor, after taking into account any fee waivers, for the funds' most recently completed fiscal year.

                                          Management fee
                                       as a % of average
                                        daily net assets
--------------------------------------------------------
CALIFORNIA INTERMEDIATE TAX FREE FUND        0.20%
COLORADO INTERMEDIATE TAX FREE FUND          0.09%
INTERMEDIATE TAX FREE FUND                   0.43%
MINNESOTA INTERMEDIATE TAX FREE FUND         0.38%
OREGON INTERMEDIATE TAX FREE FUND            0.33%
SHORT TAX FREE FUND                          0.27%
--------------------------------------------------------

A discussion regarding the basis for the board of directors' approval of the funds' investment advisory agreement appears in the funds' annual report to shareholders for the fiscal year ended June 30, 2007.

Direct Correspondence to:

First American Funds
P.O. Box 1330
Minneapolis, MN 55440-1330

Investment Advisor

FAF Advisors, Inc.
800 Nicollet Mall
Minneapolis, MN 55402

Distributor

Quasar Distributors, LLC
615 E. Michigan Street
Milwaukee, WI 53202

ADDITIONAL COMPENSATION

FAF Advisors, U.S. Bank National Association (U.S. Bank) and other affiliates of U.S. Bancorp may act as fiduciary with respect to plans subject to the Employee Retirement Income Security Act of 1974 (ERISA) and other trust and agency accounts that invest in the First American Funds. As described above, FAF Advisors receives compensation for acting as the funds' investment advisor. FAF Advisors, U.S. Bank and their affiliates also receive compensation in connection with the following:

Custody Services.   U.S. Bank provides custody services to the funds. U.S. Bank is paid monthly fees equal, on an annual basis, to 0.005% of each fund's average daily net assets.

Administration Services.   FAF Advisors and its affiliate, U.S. Bancorp Fund
Services, LLC (Fund Services), act as the funds' administrator and sub-administrator, respectively, providing administration services that include general administrative and accounting services, blue sky services and shareholder services. For such services, each fund pays FAF Advisors the fund's pro rata portion of up to 0.25% of the aggregate average daily net assets of all open-end funds in the First American family of funds. FAF Advisors pays Fund Services a portion of its fee, as agreed to from time to time. In addition to these fees, the funds may reimburse FAF Advisors for any out-of-pocket expenses incurred in providing administration services.

Transfer Agency Services.   Fund Services provides transfer agency and dividend
disbursing services, as well as certain shareholder services, to the funds. Fund Services receives fees for transfer agency and dividend disbursing services on a per shareholder account basis, subject to a minimum per share class fee. In addition, the funds may reimburse Fund Services for any out-of-pocket expenses incurred in providing transfer agency services.

Distribution Services.   Quasar Distributors, LLC (Quasar), an affiliate of FAF
Advisors, receives distribution and shareholder servicing fees for acting as the funds' distributor.

Other Compensation.   To the extent that fund shares are held through U.S. Bank
or its broker-dealer affiliate, U.S. Bancorp Investments, Inc., those entities may receive distribution and/or shareholder servicing fees from the funds' distributor as well as other payments from the funds' distributor and/or advisor as described above under "Policies and Services -- Purchasing, Redeeming, and Exchanging Shares -- Additional Payments to Financial Intermediaries."

PORTFOLIO MANAGEMENT

The portfolio managers primarily responsible for the funds' management are set forth below, followed by the portfolio managers' biographies.

California Intermediate Tax Free Fund.   Christopher L. Drahn has served as the
primary portfolio manager for the fund and Michael S. Hamilton has co-managed the fund since August 1997.

Colorado Intermediate Tax Free Fund.   Christopher L. Drahn has served as the
primary portfolio manager for the fund since April 1994 and Michael L. Welle has co-managed the fund since June 2007.


                              23
   PROSPECTUS - First American Short & Intermediate Tax Free Income Funds

Additional Information
Management CONTINUED

Intermediate Tax Free Fund.   Christopher L. Drahn has served as the primary
portfolio manager for the fund since February 1994 and Douglas J. White has co-managed the fund since June 2007.

Minnesota Intermediate Tax Free Fund. Christopher L. Drahn has served as the primary portfolio manager for the fund since February 1994 and Douglas J. White has co-managed the fund since July 1998.

Oregon Intermediate Tax Free Fund.   Michael S. Hamilton has served as the
primary portfolio manager for the fund since May 1997 and Christopher L. Drahn has co-managed the fund since July 1998.

Short Tax Free Fund.   Michael L. Welle has served as the primary portfolio
manager for the fund since June 2007 and Christopher L. Drahn has co-managed the fund since October 2002.

PORTFOLIO MANAGER BIOGRAPHIES

Christopher L. Drahn, CFA, Senior Fixed-Income Portfolio Manager, entered the financial services industry when he joined FAF Advisors in 1980.

Michael S. Hamilton, Senior Fixed-Income Portfolio Manager, entered the financial services industry when he joined FAF Advisors in 1989.

Michael L. Welle, CFA, Fixed-Income Trader, Portfolio Manager, entered the financial services industry when he joined FAF Advisors in 1992.

Douglas J. White, CFA, Head of Tax Exempt Fixed Income, entered the financial services industry in 1983 and joined FAF Advisors in 1987.

The SAI provides additional information about the portfolio managers' compensation, other accounts managed by the portfolio managers, and the portfolio managers' ownership of securities in the funds.


                              24
   PROSPECTUS - First American Short & Intermediate Tax Free Income Funds

Additional Information
Financial Highlights

The tables that follow present performance information about the Class A and Class Y shares of each fund. This information is intended to help you understand each fund's financial performance for the past five years or, if shorter, the period of the fund's operations. Some of this information reflects financial results for a single fund share held throughout the period. Total returns in the tables represent the rate that you would have earned or lost on an investment in the fund, excluding sales charges and assuming you reinvested all of your dividends and distributions.

This information has been derived from the financial statements audited by Ernst & Young LLP, an independent registered public accounting firm, whose report, along with the funds' financial statements, is included in the funds' annual report, which is available upon request.

CALIFORNIA INTERMEDIATE TAX FREE FUND

                                                        Fiscal year       Fiscal period
                                                           ended              ended            Fiscal year ended September 30,
CLASS A SHARES                                         June 30, 2007     June 30, 2006(1)     2005      2004      2003      2002
---------------------------------------------------------------------------------------------------------------------------------
PER SHARE DATA
Net Asset Value, Beginning of Period                      $10.11              $10.35         $10.55    $10.64    $10.80    $10.41
                                                          ------              ------         ------    ------    ------    ------
Investment Operations:
 Net Investment Income                                      0.38                0.28           0.39      0.40      0.41      0.42
 Realized and Unrealized Gains (Losses) on
  Investments                                               0.01               (0.20)         (0.13)    (0.05)    (0.14)     0.39
                                                          ------              ------         ------    ------    ------    ------
 Total From Investment Operations                           0.39                0.08           0.26      0.35      0.27      0.81
                                                          ------              ------         ------    ------    ------    ------
Less Distributions:
 Dividends (from net investment income)                    (0.38)              (0.29)         (0.39)    (0.41)    (0.41)    (0.42)
 Distributions (from net realized gains)                   (0.05)              (0.03)         (0.07)    (0.03)    (0.02)       --
                                                          ------              ------         ------    ------    ------    ------
 Total Distributions                                       (0.43)              (0.32)         (0.46)    (0.44)    (0.43)    (0.42)
                                                          ------              ------         ------    ------    ------    ------
Net Asset Value, End of Period                            $10.07              $10.11         $10.35    $10.55    $10.64    $10.80
                                                          ======              ======         ======    ======    ======    ======
Total Return(2)                                             3.86%               0.78%          2.51%     3.36%     2.58%     8.01%

RATIO/SUPPLEMENTAL DATA
Net Assets, End of Period (000)                           $6,226              $3,441         $3,946    $3,381    $4,262    $4,870
Ratio of Expenses to Average Net Assets                     0.85%               0.85%          0.85%     0.85%     0.85%     0.85%
Ratio of Net Investment Income to Average Net
 Assets                                                     3.66%               3.73%          3.71%     3.78%     3.86%     4.01%
Ratio of Expenses to Average Net Assets (excluding
 waivers)                                                   1.25%               1.22%          1.10%     1.06%     1.06%     1.14%
Ratio of Net Investment Income to Average Net
 Assets (excluding waivers)                                 3.26%               3.36%          3.46%     3.57%     3.65%     3.72%
Portfolio Turnover Rate                                       20%                 21%            29%       20%       17%       23%
---------------------------------------------------------------------------------------------------------------------------------

(1)For the period October 1, 2005 to June 30, 2006. Effective in 2006, the fund's fiscal year end was changed from September 30 to June 30. All ratios for the period have been annualized, except total return and portfolio turnover.

(2)Total return does not reflect sales charges. Total return would have been lower had certain expenses not been waived.

                                                      Fiscal year     Fiscal period
                                                         ended            ended              Fiscal year ended September 30,
CLASS Y SHARES                                       June 30, 2007   June 30, 2006(1)     2005       2004       2003       2002
---------------------------------------------------------------------------------------------------------------------------------
PER SHARE DATA
Net Asset Value, Beginning of Period                    $ 10.13           $ 10.37        $ 10.57    $ 10.66    $ 10.81    $ 10.43
                                                        -------           -------        -------    -------    -------    -------
Investment Operations:
 Net Investment Income                                     0.39              0.30           0.40       0.41       0.43       0.43
 Realized and Unrealized Gains (Losses) on
  Investments                                              0.01             (0.21)         (0.13)     (0.05)     (0.14)      0.38
                                                        -------           -------        -------    -------    -------    -------
 Total From Investment Operations                          0.40              0.09           0.27       0.36       0.29       0.81
                                                        -------           -------        -------    -------    -------    -------
Less Distributions:
 Dividends (from net investment income)                   (0.39)            (0.30)         (0.40)     (0.42)     (0.42)     (0.43)
 Distributions (from net realized gains)                  (0.05)            (0.03)         (0.07)     (0.03)     (0.02)        --
                                                        -------           -------        -------    -------    -------    -------
 Total Distributions                                      (0.44)            (0.33)         (0.47)     (0.45)     (0.44)     (0.43)
                                                        -------           -------        -------    -------    -------    -------
Net Asset Value, End of Period                          $ 10.09           $ 10.13        $ 10.37    $ 10.57    $ 10.66    $ 10.81
                                                        =======           =======        =======    =======    =======    =======
Total Return(2)                                            4.01%             0.88%          2.66%      3.51%      2.83%      8.05%

RATIO/SUPPLEMENTAL DATA
Net Assets, End of Period (000)                         $52,966           $51,726        $49,292    $46,953    $44,600    $45,212
Ratio of Expenses to Average Net Assets                    0.70%             0.70%          0.70%      0.70%      0.70%      0.70%
Ratio of Net Investment Income to Average Net
 Assets                                                    3.82%             3.89%          3.86%      3.93%      4.02%      4.16%
Ratio of Expenses to Average Net Assets (excluding
 waivers)                                                  1.00%             0.97%          0.85%      0.81%      0.81%      0.89%
Ratio of Net Investment Income to Average Net
 Assets (excluding waivers)                                3.52%             3.62%          3.71%      3.82%      3.91%      3.97%
Portfolio Turnover Rate                                      20%               21%            29%        20%        17%        23%
---------------------------------------------------------------------------------------------------------------------------------

(1)For the period October 1, 2005 to June 30, 2006. Effective in 2006, the fund's fiscal year end was changed from September 30 to June 30. All ratios for the period have been annualized, except total return and portfolio turnover.
(2)Total return would have been lower had certain expenses not been waived.


                              25
   PROSPECTUS - First American Short & Intermediate Tax Free Income Funds

Additional Information
Financial Highlights CONTINUED

COLORADO INTERMEDIATE TAX FREE FUND

                                                  Fiscal year      Fiscal period
                                                     ended             ended                Fiscal year ended September 30,
CLASS A SHARES                                   June 30, 2007    June 30, 2006(1)     2005        2004        2003        2002
---------------------------------------------------------------------------------------------------------------------------------
PER SHARE DATA
Net Asset Value, Beginning of Period                $10.40             $10.74         $ 10.98     $ 11.08     $ 11.12     $ 10.79
                                                    ------             ------         -------     -------     -------     -------
Investment Operations:
 Net Investment Income                                0.43               0.32            0.42        0.45        0.41        0.47
 Realized and Unrealized Gains (Losses) on
  Investments                                         0.01              (0.28)          (0.19)      (0.11)      (0.02)       0.32
                                                    ------             ------         -------     -------     -------     -------
 Total From Investment Operations                     0.44               0.04            0.23        0.34        0.39        0.79
                                                    ------             ------         -------     -------     -------     -------
Less Distributions:
 Dividends (from net investment income)              (0.43)             (0.32)          (0.43)      (0.44)      (0.43)      (0.46)
 Distributions (from net realized gains)             (0.08)             (0.06)          (0.04)         --          --          --
                                                    ------             ------         -------     -------     -------     -------
 Total Distributions                                 (0.51)             (0.38)          (0.47)      (0.44)      (0.43)      (0.46)
                                                    ------             ------         -------     -------     -------     -------
Net Asset Value, End of Period                      $10.33             $10.40         $ 10.74     $ 10.98     $ 11.08     $ 11.12
                                                    ======             ======         =======     =======     =======     =======
Total Return(2)                                       4.21%              0.37%           2.11%       3.12%       3.64%       7.56%
RATIO/SUPPLEMENTAL DATA
Net Assets, End of Period (000)                     $6,783             $9,577         $13,426     $13,969     $22,555     $15,244
Ratio of Expenses to Average Net Assets               0.85%              0.85%           0.85%       0.85%       0.85%       0.85%
Ratio of Net Investment Income to Average Net
 Assets                                               3.99%              4.02%           3.85%       4.00%       3.79%       4.48%
Ratio of Expenses to Average Net Assets
 (excluding waivers)                                  1.36%              1.27%           1.10%       1.06%       1.06%       1.11%
Ratio of Net Investment Income to Average Net
 Assets (excluding waivers)                           3.48%              3.60%           3.60%       3.79%       3.58%       4.22%
Portfolio Turnover Rate                                 35%                17%             20%          4%         14%         15%
---------------------------------------------------------------------------------------------------------------------------------

(1)For the period October 1, 2005 to June 30, 2006. Effective in 2006, the fund's fiscal year end was changed from September 30 to June 30. All ratios for the period have been annualized, except total return and portfolio turnover.

(2)Total return does not reflect sales charges. Total return would have been lower had certain expenses not been waived.

                                                  Fiscal year      Fiscal period
                                                     ended             ended                Fiscal year ended September 30,
CLASS Y SHARES                                   June 30, 2007    June 30, 2006(1)     2005        2004        2003        2002
---------------------------------------------------------------------------------------------------------------------------------
PER SHARE DATA
Net Asset Value, Beginning of Period                $ 10.38            $ 10.72        $ 10.95     $ 11.05     $ 11.10     $ 10.76
                                                    -------            -------        -------     -------     -------     -------
Investment Operations:
 Net Investment Income                                 0.43               0.33           0.43        0.46        0.43        0.49
 Realized and Unrealized Gains (Losses) on
  Investments                                          0.01              (0.28)         (0.18)      (0.11)      (0.03)       0.33
                                                    -------            -------        -------     -------     -------     -------
 Total From Investment Operations                      0.44               0.05           0.25        0.35        0.40        0.82
                                                    -------            -------        -------     -------     -------     -------
Less Distributions:
 Dividends (from net investment income)               (0.44)             (0.33)         (0.44)      (0.45)      (0.45)      (0.48)
 Distributions (from net realized gains)              (0.08)             (0.06)         (0.04)         --          --          --
                                                    -------            -------        -------     -------     -------     -------
 Total Distributions                                  (0.52)             (0.39)         (0.48)      (0.45)      (0.45)      (0.48)
                                                    -------            -------        -------     -------     -------     -------
Net Asset Value, End of Period                      $ 10.30            $ 10.38        $ 10.72     $ 10.95     $ 11.05     $ 11.10
                                                    =======            =======        =======     =======     =======     =======
Total Return(2)                                        4.28%              0.49%          2.36%       3.29%       3.71%       7.83%
RATIO/SUPPLEMENTAL DATA
Net Assets, End of Period (000)                     $34,447            $32,661        $34,562     $37,748     $47,854     $48,398
Ratio of Expenses to Average Net Assets                0.70%              0.70%          0.70%       0.70%       0.70%       0.70%
Ratio of Net Investment Income to Average Net
 Assets                                                4.14%              4.18%          4.01%       4.15%       3.94%       4.60%
Ratio of Expenses to Average Net Assets
 (excluding waivers)                                   1.11%              1.02%          0.85%       0.81%       0.81%       0.86%
Ratio of Net Investment Income to Average Net
 Assets (excluding waivers)                            3.73%              3.86%          3.86%       4.04%       3.83%       4.44%
Portfolio Turnover Rate                                  35%                17%            20%          4%         14%         15%
---------------------------------------------------------------------------------------------------------------------------------

(1)For the period October 1, 2005 to June 30, 2006. Effective in 2006, the fund's fiscal year end was changed from September 30 to June 30. All ratios for the period have been annualized, except total return and portfolio turnover.

(2)Total return would have been lower had certain expenses not been waived.


                              26
   PROSPECTUS - First American Short & Intermediate Tax Free Income Funds

Additional Information
Financial Highlights CONTINUED

INTERMEDIATE TAX FREE FUND

                                                         Fiscal year      Fiscal period
                                                            ended             ended            Fiscal year ended September 30,
CLASS A SHARES                                          June 30, 2007    June 30, 2006(1)    2005      2004      2003      2002
---------------------------------------------------------------------------------------------------------------------------------
PER SHARE DATA
Net Asset Value, Beginning of Period                       $ 10.63            $ 10.92       $ 11.18   $ 11.30   $ 11.32   $ 10.95
                                                           -------            -------       -------   -------   -------   -------
Investment Operations:
 Net Investment Income                                        0.44               0.32          0.44      0.44      0.44      0.43
 Realized and Unrealized Gains (Losses) on Investments        0.01              (0.26)        (0.19)    (0.10)    (0.03)     0.40
                                                           -------            -------       -------   -------   -------   -------
 Total From Investment Operations                             0.45               0.06          0.25      0.34      0.41      0.83
                                                           -------            -------       -------   -------   -------   -------
Less Distributions:
 Dividends (from net investment income)                      (0.44)             (0.32)        (0.45)    (0.45)    (0.43)    (0.43)
 Distributions (from net realized gains)                     (0.01)             (0.03)        (0.06)    (0.01)       --        --
 Distributions (from return of capital)                         --                 --            --        --        --     (0.03)
                                                           -------            -------       -------   -------   -------   -------
 Total Distributions                                         (0.45)             (0.35)        (0.51)    (0.46)    (0.43)    (0.46)
                                                           -------            -------       -------   -------   -------   -------
Net Asset Value, End of Period                             $ 10.63            $ 10.63       $ 10.92   $ 11.18   $ 11.30   $ 11.32
                                                           =======            =======       =======   =======   =======   =======
Total Return(2)                                               4.27%              0.56%         2.31%     3.06%     3.74%     7.78%
RATIO/SUPPLEMENTAL DATA
Net Assets, End of Period (000)                            $29,687            $32,521       $34,658   $35,276   $34,231   $29,838
Ratio of Expenses to Average Net Assets                       0.85%              0.85%         0.85%     0.85%     0.85%     0.85%
Ratio of Net Investment Income to Average Net Assets          4.08%              3.95%         3.98%     3.98%     3.91%     3.87%
Ratio of Expenses to Average Net Assets (excluding
 waivers)                                                     1.02%              1.05%         1.05%     1.05%     1.05%     1.03%
Ratio of Net Investment Income to Average Net Assets
 (excluding waivers)                                          3.91%              3.75%         3.78%     3.78%     3.71%     3.69%
Portfolio Turnover Rate                                         27%                15%           15%       10%       15%       28%
---------------------------------------------------------------------------------------------------------------------------------

(1)For the period October 1, 2005 to June 30, 2006. Effective in 2006, the fund's fiscal year end was changed from September 30 to June 30. All ratios for the period have been annualized, except total return and portfolio turnover.

(2)Total return does not reflect sales charges. Total return would have been lower had certain expenses not been waived.

                                                     Fiscal year      Fiscal period
                                                        ended             ended              Fiscal year ended September 30,
CLASS Y SHARES                                      June 30, 2007    June 30, 2006(1)     2005       2004       2003       2002
---------------------------------------------------------------------------------------------------------------------------------
PER SHARE DATA
Net Asset Value, Beginning of Period                      10.61          $  10.90       $  11.16   $  11.28   $  11.30   $  10.93
                                                       --------          --------       --------   --------   --------   --------
Investment Operations:
 Net Investment Income                                     0.45              0.33           0.46       0.46       0.46       0.44
 Realized and Unrealized Gains (Losses) on
  Investments                                              0.01             (0.26)         (0.19)     (0.11)     (0.03)      0.40
                                                       --------          --------       --------   --------   --------   --------
 Total From Investment Operations                          0.46              0.07           0.27       0.35       0.43       0.84
                                                       --------          --------       --------   --------   --------   --------
Less Distributions:
 Dividends (from net investment income)                   (0.45)            (0.33)         (0.47)     (0.46)     (0.45)     (0.44)
 Distributions (from net realized gains)                  (0.01)            (0.03)         (0.06)     (0.01)        --         --
 Distributions (from return of capital)                      --                --             --         --         --      (0.03)
                                                       --------          --------       --------   --------   --------   --------
 Total Distributions                                      (0.46)            (0.36)         (0.53)     (0.47)     (0.45)     (0.47)
                                                       --------          --------       --------   --------   --------   --------
Net Asset Value, End of Period                         $  10.61          $  10.61       $  10.90   $  11.16   $  11.28   $  11.30
                                                       ========          ========       ========   ========   ========   ========
Total Return(2)                                            4.43%             0.67%          2.47%      3.22%      3.90%      7.95%
RATIO/SUPPLEMENTAL DATA
Net Assets, End of Period (000)                        $554,618          $596,306       $641,141   $637,361   $696,994   $485,592
Ratio of Expenses to Average Net Assets                    0.70%             0.70%          0.70%      0.70%      0.70%      0.70%
Ratio of Net Investment Income to Average Net
 Assets                                                    4.23%             4.10%          4.13%      4.13%      4.05%      4.04%
Ratio of Expenses to Average Net Assets (excluding
 waivers)                                                  0.77%             0.80%          0.80%      0.80%      0.80%      0.78%
Ratio of Net Investment Income to Average Net
 Assets (excluding waivers)                                4.16%             4.00%          4.03%      4.03%      3.95%      3.96%
Portfolio Turnover Rate                                      27%               15%            15%        10%        15%        28%
---------------------------------------------------------------------------------------------------------------------------------

(1)For the period October 1, 2005 to June 30, 2006. Effective in 2006, the fund's fiscal year end was changed from September 30 to June 30. All ratios for the period have been annualized, except total return and portfolio turnover.
(2)Total return would have been lower had certain expenses not been waived.


                              27
   PROSPECTUS - First American Short & Intermediate Tax Free Income Funds

Additional Information
Financial Highlights CONTINUED

MINNESOTA INTERMEDIATE TAX FREE FUND

                                             Fiscal year      Fiscal period
                                                ended             ended                   Fiscal year ended September 30,
CLASS A SHARES                              June 30, 2007    June 30, 2006(1)       2005         2004         2003         2002
---------------------------------------------------------------------------------------------------------------------------------
PER SHARE DATA
Net Asset Value, Beginning of Period           $  9.88           $ 10.16           $ 10.34      $ 10.44      $ 10.51      $ 10.21
                                               -------           -------           -------      -------      -------      -------
Investment Operations:
 Net Investment Income                            0.39              0.29              0.39         0.39         0.40         0.43
 Realized and Unrealized Gains (Losses)
  on Investments                                 (0.01)            (0.22)            (0.15)       (0.08)       (0.04)        0.29
                                               -------           -------           -------      -------      -------      -------
 Total From Investment Operations                 0.38              0.07              0.24         0.31         0.36         0.72
                                               -------           -------           -------      -------      -------      -------
Less Distributions:
 Dividends (from net investment income)          (0.38)            (0.29)            (0.39)       (0.39)       (0.41)       (0.42)
 Distributions (from net realized gains)         (0.05)            (0.06)            (0.03)       (0.02)       (0.02)          --
                                               -------           -------           -------      -------      -------      -------
 Total Distributions                             (0.43)            (0.35)            (0.42)       (0.41)       (0.43)       (0.42)
                                               -------           -------           -------      -------      -------      -------
Net Asset Value, End of Period                 $  9.83           $  9.88           $ 10.16      $ 10.34      $ 10.44      $ 10.51
                                               =======           =======           =======      =======      =======      =======
Total Return(2)                                   3.87%             0.74%             2.33%        3.03%        3.55%        7.23%
RATIO/SUPPLEMENTAL DATA
Net Assets, End of Period (000)                $21,153           $26,526           $32,326      $35,047      $31,044      $19,914
Ratio of Expenses to Average Net Assets           0.85%             0.85%             0.85%        0.85%        0.85%        0.85%
Ratio of Net Investment Income to Average
 Net Assets                                       3.86%             3.85%             3.78%        3.77%        3.85%        4.27%
Ratio of Expenses to Average Net Assets
 (excluding waivers)                              1.07%             1.08%             1.06%        1.05%        1.05%        1.03%
Ratio of Net Investment Income to Average
 Net Assets (excluding waivers)                   3.64%             3.62%             3.57%        3.57%        3.65%        4.09%
Portfolio Turnover Rate                             18%               11%               15%           8%          15%          15%
---------------------------------------------------------------------------------------------------------------------------------

(1)For the period October 1, 2005 to June 30, 2006. Effective in 2006, the fund's fiscal year end was changed from September 30 to June 30. All ratios for the period have been annualized, except total return and portfolio turnover.
(2)Total return does not reflect sales charges. Total return would have been lower had certain expenses not been waived.

                                         Fiscal year      Fiscal period
                                            ended             ended                     Fiscal year ended September 30,
CLASS Y SHARES                          June 30, 2007    June 30, 2006(1)        2005          2004          2003          2002
---------------------------------------------------------------------------------------------------------------------------------
PER SHARE DATA
Net Asset Value, Beginning of Period      $   9.83           $  10.11          $  10.29      $  10.40      $  10.46      $  10.17
                                          --------           --------          --------      --------      --------      --------
Investment Operations:
 Net Investment Income                        0.40               0.30              0.40          0.41          0.42          0.45
 Realized and Unrealized Gains
  (Losses) on Investments                       --              (0.22)            (0.15)        (0.10)        (0.03)         0.27
                                          --------           --------          --------      --------      --------      --------
 Total From Investment Operations             0.40               0.08              0.25          0.31          0.39          0.72
                                          --------           --------          --------      --------      --------      --------
Less Distributions:
 Dividends (from net investment
  income)                                    (0.40)             (0.30)            (0.40)        (0.40)        (0.43)        (0.43)
 Distributions (from net realized
  gains)                                     (0.05)             (0.06)            (0.03)        (0.02)        (0.02)           --
                                          --------           --------          --------      --------      --------      --------
 Total Distributions                         (0.45)             (0.36)            (0.43)        (0.42)        (0.45)        (0.43)
                                          --------           --------          --------      --------      --------      --------
Net Asset Value, End of Period            $   9.78           $   9.83          $  10.11      $  10.29      $  10.40      $  10.46
                                          ========           ========          ========      ========      ========      ========
Total Return(2)                               4.05%              0.85%             2.50%         3.10%         3.82%         7.31%
RATIO/SUPPLEMENTAL DATA
Net Assets, End of Period (000)           $168,920           $175,485          $197,251      $216,906      $238,958      $251,597
Ratio of Expenses to Average Net
 Assets                                       0.70%              0.70%             0.70%         0.70%         0.70%         0.70%
Ratio of Net Investment Income to
 Average Net Assets                           4.01%              4.00%             3.93%         3.92%         4.01%         4.41%
Ratio of Expenses to Average Net
 Assets (excluding waivers)                   0.82%              0.83%             0.81%         0.80%         0.80%         0.78%
Ratio of Net Investment Income to
 Average Net Assets (excluding
 waivers)                                     3.89%              3.87%             3.82%         3.82%         3.91%         4.33%
Portfolio Turnover Rate                         18%                11%               15%            8%           15%           15%
---------------------------------------------------------------------------------------------------------------------------------

(1)For the period October 1, 2005 to June 30, 2006. Effective in 2006, the fund's fiscal year end was changed from September 30 to June 30. All ratios for the period have been annualized, except total return and portfolio turnover.
(2)Total return would have been lower had certain expenses not been waived.


                              28
   PROSPECTUS - First American Short & Intermediate Tax Free Income Funds

Additional Information
Financial Highlights CONTINUED

OREGON INTERMEDIATE TAX FREE FUND

                                              Fiscal year         Fiscal period
                                                 ended                ended                Fiscal period ended September 30,
CLASS A SHARES                               June 30, 2007       June 30, 2006(1)       2005        2004        2003        2002
---------------------------------------------------------------------------------------------------------------------------------
PER SHARE DATA
Net Asset Value, Beginning of Period            $ 9.78                $10.07           $10.30      $10.43      $10.49      $10.18
                                                ------                ------           ------      ------      ------      ------
Investment Operations:
 Net Investment Income                            0.37                  0.27             0.36        0.37        0.37        0.40
 Realized and Unrealized Gains (Losses) on
  Investments                                    (0.02)                (0.25)           (0.19)      (0.05)      (0.03)       0.31
                                                ------                ------           ------      ------      ------      ------
 Total From Investment Operations                 0.35                  0.02             0.17        0.32        0.34        0.71
                                                ------                ------           ------      ------      ------      ------
Less Distributions:
 Dividends (from net investment income)          (0.37)                (0.27)           (0.36)      (0.37)      (0.38)      (0.40)
 Distributions (from net realized gains)         (0.04)                (0.04)           (0.04)      (0.08)      (0.02)         --
                                                ------                ------           ------      ------      ------      ------
 Total Distributions                             (0.41)                (0.31)           (0.40)      (0.45)      (0.40)      (0.40)
                                                ------                ------           ------      ------      ------      ------
Net Asset Value, End of Period                  $ 9.72                $ 9.78           $10.07      $10.30      $10.43      $10.49
                                                ======                ======           ======      ======      ======      ======
Total Return(2)                                   3.54%                 0.16%            1.67%       3.20%       3.31%       7.23%

RATIO/SUPPLEMENTAL DATA
Net Assets, End of Period (000)                 $7,895                $9,456           $9,356      $8,700      $8,189      $7,030
Ratio of Expenses to Average Net Assets           0.85%                 0.85%            0.85%       0.85%       0.85%       0.85%
Ratio of Net Investment Income to Average
 Net Assets                                       3.71%                 3.62%            3.56%       3.62%       3.67%       3.95%
Ratio of Expenses to Average Net Assets
 (excluding waivers)                              1.12%                 1.11%            1.06%       1.05%       1.05%       1.05%
Ratio of Net Investment Income to Average
 Net Assets (excluding waivers)                   3.44%                 3.36%            3.35%       3.42%       3.47%       3.75%
Portfolio Turnover Rate                             43%                   13%              20%         12%         17%         18%
---------------------------------------------------------------------------------------------------------------------------------

(1)For the period October 1, 2005 to June 30, 2006. Effective in 2006, the fund's fiscal year end was changed from September 30 to June 30. All ratios for the period have been annualized, except total return and portfolio turnover.
(2)Total return does not reflect sales charges. Total return would have been lower had certain expenses not been waived.

                                     Fiscal year          Fiscal period
                                        ended                 ended                     Fiscal year ended September 30,
CLASS Y SHARES                      June 30, 2007        June 30, 2006(1)        2005          2004          2003          2002
---------------------------------------------------------------------------------------------------------------------------------
PER SHARE DATA
Net Asset Value, Beginning of
 Period                                $   9.78              $  10.07          $  10.30      $  10.43      $  10.49      $  10.18
                                       --------              --------          --------      --------      --------      --------
Investment Operations:
 Net Investment Income                     0.38                  0.28              0.38          0.39          0.40          0.42
 Realized and Unrealized Gains
  (Losses) on Investments                 (0.02)                (0.25)            (0.19)        (0.05)        (0.05)         0.31
                                       --------              --------          --------      --------      --------      --------
 Total From Investment Operations          0.36                  0.03              0.19          0.34          0.35          0.73
                                       --------              --------          --------      --------      --------      --------
Less Distributions:
 Dividends (from net investment
  income)                                 (0.38)                (0.28)            (0.38)        (0.39)        (0.39)        (0.42)
 Distributions (from net realized
  gains)                                  (0.04)                (0.04)            (0.04)        (0.08)        (0.02)           --
                                       --------              --------          --------      --------      --------      --------
 Total Distributions                      (0.42)                (0.32)            (0.42)        (0.47)        (0.41)        (0.42)
                                       --------              --------          --------      --------      --------      --------
Net Asset Value, End of Period         $   9.72              $   9.78          $  10.07      $  10.30      $  10.43      $  10.49
                                       ========              ========          ========      ========      ========      ========
Total Return(2)                            3.70%                 0.28%             1.82%         3.35%         3.46%         7.39%

RATIO/SUPPLEMENTAL DATA
Net Assets, End of Period (000)        $109,357              $111,344          $133,613      $137,869      $146,244      $151,928
Ratio of Expenses to Average Net
 Assets                                    0.70%                 0.70%             0.70%         0.70%         0.70%         0.70%
Ratio of Net Investment Income to
 Average Net Assets                        3.86%                 3.77%             3.71%         3.77%         3.82%         4.10%
Ratio of Expenses to Average Net
 Assets (excluding waivers)                0.87%                 0.86%             0.81%         0.80%         0.80%         0.80%
Ratio of Net Investment Income to
 Average Net Assets (excluding
 waivers)                                  3.69%                 3.61%             3.60%         3.67%         3.72%         4.00%
Portfolio Turnover Rate                      43%                   13%               20%           12%           17%           18%
---------------------------------------------------------------------------------------------------------------------------------

(1)For the period October 1, 2005 to June 30, 2006. Effective in 2006, the fund's fiscal year end was changed from September 30 to June 30. All ratios for the period have been annualized, except total return and portfolio turnover.
(2)Total return would have been lower had certain expenses not been waived.


                              29
   PROSPECTUS - First American Short & Intermediate Tax Free Income Funds

Additional Information
Financial Highlights CONTINUED

SHORT TAX FREE FUND

                                                                                       Fiscal year
                                           Fiscal year         Fiscal period              ended                 Fiscal period
                                              ended                ended              September 30,                 ended
CLASS A SHARES                            June 30, 2007       June 30, 2006(1)       2005        2004       September 30, 2003(2)
---------------------------------------------------------------------------------------------------------------------------------
PER SHARE DATA
Net Asset Value, Beginning of Period         $  9.68              $  9.78           $ 9.96      $10.18              $10.00
                                             -------              -------           ------      ------              ------
Investment Operations:
 Net Investment Income                          0.28                 0.19             0.24        0.26                0.26
 Realized and Unrealized Gains (Losses)
  on Investments                                0.03                (0.09)           (0.17)      (0.17)               0.19
                                             -------              -------           ------      ------              ------
 Total From Investment Operations               0.31                 0.10             0.07        0.09                0.45
                                             -------              -------           ------      ------              ------
Less Distributions:
 Dividends (from net investment income)        (0.29)               (0.20)           (0.25)      (0.25)              (0.27)
 Distributions (from net realized
  gains)                                          --                   --               --       (0.06)                 --
                                             -------              -------           ------      ------              ------
 Total Distributions                           (0.29)               (0.20)           (0.25)      (0.31)              (0.27)
                                             -------              -------           ------      ------              ------
Net Asset Value, End of Period               $  9.70              $  9.68           $ 9.78      $ 9.96              $10.18
                                             =======              =======           ======      ======              ======
Total Return(3)                                 3.22%                1.02%            0.67%       0.90%               4.54%

RATIO/SUPPLEMENTAL DATA
Net Assets, End of Period (000)              $ 2,410              $ 3,321           $4,103      $6,329              $6,448
Ratio of Expenses to Average Net Assets         0.75%                0.75%            0.75%       0.75%               0.75%
Ratio of Net Investment Income to
 Average Net Assets                             2.94%                2.65%            2.46%       2.55%               2.67%
Ratio of Expenses to Average Net Assets
 (excluding waivers)                            1.08%                1.08%            1.06%       1.05%               1.05%
Ratio of Net Investment Income to
 Average Net Assets (excluding waivers)         2.61%                2.32%            2.15%       2.25%               2.37%
Portfolio Turnover Rate                           57%                  22%              37%         30%                 54%
---------------------------------------------------------------------------------------------------------------------------------

(1)For the period October 1, 2005 to June 30, 2006. Effective in 2006, the fund's fiscal year end was changed from September 30 to June 30. All ratios for the period have been annualized, except total return and portfolio turnover.
(2)Commenced operations on October 25, 2002. All ratios for the period have been annualized, except total return and portfolio turnover.
(3)Total return does not reflect sales charges. Total return would have been lower had certain expenses not been waived.

                                                                                             Fiscal year            Fiscal period
                                               Fiscal year         Fiscal period                ended                   ended
                                                  ended                ended                September 30,           September 30,
CLASS Y SHARES                                June 30, 2007       June 30, 2006(1)        2005          2004           2003(2)
---------------------------------------------------------------------------------------------------------------------------------
PER SHARE DATA
Net Asset Value, Beginning of Period            $   9.68              $   9.78          $   9.96      $  10.18        $  10.00
                                                --------              --------          --------      --------        --------
Investment Operations:
 Net Investment Income                              0.31                  0.21              0.26          0.27            0.28
 Realized and Unrealized Gains (Losses) on
  Investments                                       0.01                 (0.10)            (0.18)        (0.17)           0.18
                                                --------              --------          --------      --------        --------
 Total From Investment Operations                   0.32                  0.11              0.08          0.10            0.46
                                                --------              --------          --------      --------        --------
Less Distributions:
 Dividends (from net investment income)            (0.30)                (0.21)            (0.26)        (0.26)          (0.28)
 Distributions (from net realized gains)              --                    --                --         (0.06)             --
                                                --------              --------          --------      --------        --------
 Total Distributions                               (0.30)                (0.21)            (0.26)        (0.32)          (0.28)
                                                --------              --------          --------      --------        --------
Net Asset Value, End of Period                  $   9.70              $   9.68          $   9.78      $   9.96        $  10.18
                                                ========              ========          ========      ========        ========
Total Return(3)                                     3.37%                 1.13%             0.83%         1.05%           4.66%

RATIO/SUPPLEMENTAL DATA
Net Assets, End of Period (000)                 $161,468              $235,900          $329,647      $419,359        $396,918
Ratio of Expenses to Average Net Assets             0.60%                 0.60%             0.60%         0.60%           0.60%
Ratio of Net Investment Income to Average
 Net Assets                                         3.09%                 2.80%             2.62%         2.70%           3.00%
Ratio of Expenses to Average Net Assets
 (excluding waivers)                                0.83%                 0.83%             0.81%         0.80%           0.80%
Ratio of Net Investment Income to Average
 Net Assets (excluding waivers)                     2.86%                 2.57%             2.41%         2.50%           2.80%
Portfolio Turnover Rate                               57%                   22%               37%           30%             54%
---------------------------------------------------------------------------------------------------------------------------------

(1)For the period October 1, 2005 to June 30, 2006. Effective in 2006, the fund's fiscal year end was changed from September 30 to June 30. All ratios for the period have been annualized, except total return and portfolio turnover.
(2)Commenced operations on October 25, 2002. All ratios for the period have been annualized, except total return and portfolio turnover.
(3)Total return would have been lower had certain expenses not been waived.


                              30
   PROSPECTUS - First American Short & Intermediate Tax Free Income Funds

(FIRST AMERICAN FUNDS LOGO)

FOR MORE INFORMATION


More information about the First American Funds is available on the funds' Internet site at www.firstamericanfunds.com and in the following documents:

    ANNUAL AND SEMIANNUAL REPORTS

    Additional information about the funds' investments is available in the funds' annual and semiannual reports to shareholders. In the funds' annual report, you will find a discussion of the market conditions and investment strategies that significantly affected the funds' performance during their last fiscal year.

    STATEMENT OF ADDITIONAL INFORMATION (SAI)

    The SAI provides more details about the funds and their policies and is incorporated into this prospectus by reference (which means that it is legally part of this prospectus).

You can obtain a free copy of the funds' most recent annual or semiannual reports or the SAI, request other information about the funds, or make other shareholder inquiries by calling Investor Services at 800 677-3863 (FUND) or by contacting the funds at the address below. Annual or semiannual reports and the SAI are also available on the funds' Internet site.

Information about the funds (including the SAI) can also be reviewed and copied at the Securities and Exchange Commission's (SEC) Public Reference Room in Washington, DC. To find out more about this public service, call the SEC at 1-202-942-8090. Reports and other information about the funds are also available on the EDGAR database on the SEC's Internet site at www.sec.gov, or you can receive copies of this information, for a duplicating fee, by electronic request at the following e-mail address: publicinfo@sec.gov, or by writing the SEC's

Public Reference Section, Washington, DC 20549-0102.

SEC file number:  811-05309                                      PROINTTX  10/07
--------------------------------------------------------------------------------

FIRST AMERICAN FUNDS
P.O. Box 1330
Minneapolis, MN 55440-1330